EXECUTION VERSION

COLUMBIA FUNDS

$1,000,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 5, 2017

among

THE FUNDS LISTED FROM TIME TO TIME

ON SCHEDULE I HERETO,

VARIOUS BANKS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

CITIBANK, N.A. and

HSBC BANK USA, N.A., as

Joint Lead Arrangers and Joint Bookrunners, and

CITIBANK, N.A. and

HSBC BANK USA, N.A.,

each as a Syndication Agent

3.17	Investment Policies	35
3.18	Permission to Borrow	35
3.19	Accuracy of Information; Electronic Information	35
3.20	Affiliated Persons	36
3.21	Anti-Corruption Laws and Sanctions	36
3.22	EEA Financial Institutions	37

SECTION 4. CONDITIONS PRECEDENT		37
4.1	Conditions to Closing	37
4.2	Conditions to Each Loan	38
4.3	Lender Deliverables	39

SECTION 5. AFFIRMATIVE COVENANTS		40
5.1	Financial Statements	40
5.2	Certificates; Other Information	41
5.3	Payment of Obligations	41
5.4	Conduct of Business and Maintenance of Existence	41
5.5	Maintenance of Property; Insurance	42
5.6	Inspection of Property; Books and Records; Discussions	42
5.7	Notices	42
5.8	Purpose of Loans	43
5.9	Payment of Taxes	43

SECTION 6. NEGATIVE COVENANTS		44
6.1	Financial Condition Covenant	44
6.2	Limitation on Indebtedness; Derivatives	44
6.3	Limitation on Liens	44
6.4	Limitation on Guarantee Obligations	45
6.5	Limitation on Fundamental Changes	45
6.6	Limitation on Distributions	45
6.7	Limitation on Investments, Loans and Advances	45
6.8	Limitation on Transactions with Affiliates	46
6.9	Limitation on Negative Pledge Clauses	46
6.10	Limitation on Changes to Investment Policies	46
6.11	Cayman Parent Borrower Activities	46
6.12	Cayman Parent Borrower Sale of Assets, Etc.	46
6.13	Prohibited Use of Proceeds	46

SECTION 7. EVENTS OF DEFAULT		47

SECTION 8. THE ADMINISTRATIVE AGENT		50
8.1	Appointment	50
8.2	Delegation of Duties	51
8.3	Exculpatory Provisions	51
8.4	Reliance by Administrative Agent	51
8.5	Notice of Default	52
8.6	Non-Reliance on Administrative Agent and Other Lenders	52

8.7	Indemnification	52
8.8	Administrative Agent in Its Individual Capacity	53
8.9	Successor Administrative Agent	53
8.10	Duties of Syndication Agents	53

SECTION 9. MISCELLANEOUS		53
9.1	Amendments and Waivers	53
9.2	Notices	54
9.3	No Waiver; Cumulative Remedies	55
9.4	Survival of Representations and Warranties	55
9.5	Payment of Expenses and Taxes; Indemnification	55
9.6	Successors and Assigns; Participations and Assignments	56
9.7	Adjustments; Set-off	59
9.8	Counterparts	60
9.9	Severability	60
9.10	Waiver of Conflicts; Confidentiality	60
9.11	GOVERNING LAW	61
9.12	Submission To Jurisdiction; Waivers	62
9.13	Acknowledgments	62
9.14	WAIVERS OF JURY TRIAL	62
9.15	Non-Recourse	63
9.16	Integration	63
9.17	USA PATRIOT Act	63
9.18	Net Asset Value	63
9.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	63
9.20	Mauritius Subsidiaries	64

SCHEDULES:

Schedule I	Borrowers & Pro Rata Allocations
Schedule II	Commitments, Addresses, Etc.
Schedule III	Investment Management Agreements
Schedule IV	Custody Agreements
Schedule V	Prime Broker Agreements
Schedule 9.20	Representations, Covenants and Events of Default Applicable to Borrowers with Mauritius Subsidiaries

EXHIBITS:

Exhibit 2.5(e) Form of Note
Exhibit 2.16(a) Form for Designation of New Borrowers
Exhibit 9.6(c) Form of Assignment and Acceptance

CREDIT AGREEMENT, dated as of December 5, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among (i) the trusts listed on Schedule I (the “Registrants”), each of which is executing this Agreement on behalf of its respective underlying series set forth beneath such Registrant’s name on Schedule I (each such series, individually, a “Borrower” or “Fund” and, collectively, the “Borrowers” or “Funds”), (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), (iii) each of Citibank, N.A. and HSBC Bank USA, N.A., as a Syndication Agent (collectively, the “Syndication Agents”) and (iv) JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”);

W I T N E S E T H :

WHEREAS, each Registrant is an open-end registered investment company under the Investment Company Act of 1940 for which Columbia Management (as defined below) acts as an investment manager;

WHEREAS, each Borrower has requested the Lenders to make Loans (as defined below) severally and not jointly to each Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein;

WHEREAS, each Lender acknowledges that each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and that, notwithstanding anything to the contrary herein, each Borrower’s obligations hereunder are several and not joint;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Agreement agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its permitted successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

“Affected Borrowers”: with respect to any Bank-Advisor, any Borrower for which such Bank-Advisor or any of its affiliates acts as an advisor or sub-advisor.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Commitment”: the total of all Commitments of all Lenders, as may be reduced from time to time in accordance with the terms of this Agreement. On the Closing Date, the Aggregate Commitment shall be equal to $1,000,000,000.

“Agreement”: as defined in the Preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption, or any jurisdiction applicable to any Lender concerning or relating to money laundering.

“Applicable Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin”: 1.00% per annum.

“Asset Coverage Ratio”: with respect to any Borrower, the ratio which the value of the Total Assets of such Borrower less all liabilities and Indebtedness of such Borrower not represented by Senior Securities, bears to the aggregate amount of all Senior Securities representing Indebtedness of such Borrower. For the purposes of calculating the Asset Coverage Ratio, (i) the amount of any liability or Indebtedness deducted from Total Assets of such Borrower shall be equal to the greater of (x) the outstanding amount of such liability or Indebtedness and (y) the fair market value of all assets securing such liability or Indebtedness; (ii) the indebtedness incurred by any Borrower under any Interfund Lending shall be deemed to be a Senior Security for purposes of calculating the Asset Coverage Ratio as it applies to such Borrower; (iii) in order to ensure that Borrowers that are part of a fund-of-funds or master-feeder structure do not borrow against the same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another Borrower, the value of such assets shall, as between both such Borrowers, only be counted once; (iv) in determining the numerator of said ratio and to the extent that the Investment Company Act does not already require the following deduction, the following shall be deducted: If the Borrower is the Cayman Parent Borrower, the value of (1) all assets belonging to the Cayman Designated Subsidiary and (2) such Borrower’s direct or indirect debt, equity or other interests or investments in the Cayman Designated Subsidiary; (v) indebtedness incurred by the Cayman Designated Subsidiary shall not be included in either the numerator or the denominator of said ratio in determining the Asset Coverage Ratio of the Cayman Parent Borrower; and (vi) if the Borrower is a Mauritius Parent Borrower, the assets and indebtedness of its Mauritius Designated Subsidiary will be included in calculating the Asset Coverage Ratio of such Mauritius Parent Borrower.

“Assignee”: as defined in Section 9.6(c).

“Available Commitment”: as to any Lender at any time, an amount equal to (a) the amount of such Lender’s Commitment less (b) the aggregate principal amount of all Loans to all Borrowers made by such Lender then outstanding; collectively, as to all the Lenders, the “Available Commitments”.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank-Advisor”: each of JPMorgan Chase Bank, N.A., Morgan Stanley Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, and any other Lender in respect of which a Borrower is an “affiliate” within the meaning of Section 23A of the Federal Reserve Act as in effect from time to time, and their respective successors.

“Benefited Lender”: as defined in Section 9.7(a).

“Borrower” and “Borrowers”: as defined in the Preamble hereto.

“Borrowing Date”: any Business Day specified in a notice pursuant to Section 2.2 or 2.14 as a date on which a Registrant, on behalf of a series thereof that is a Borrower, requests the Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Minneapolis, Minnesota are authorized or required by law to close.

“Cayman Parent Borrowers”: Columbia Commodity Strategy Fund (“CCSF”), Multi-Manager Alternative Strategies Fund (“MASF”), Variable Portfolio—AQR Managed Futures Strategy Fund (“VPMF”), Columbia Variable Portfolio—Commodity Strategy Fund (“CVPCSF”), Columbia Variable Portfolio – Diversified Absolute Return Fund (“CVPDARF”), Columbia Alternative Beta Fund (“CABF”), and Columbia Diversified Absolute Return Fund (“CDARF”).

“Cayman Designated Subsidiaries”: CCSF Offshore Fund, Ltd., a wholly-owned subsidiary of CCSF; ASMF Offshore Fund, Ltd. and ASGM Offshore Fund, Ltd., each of which is a wholly-owned subsidiary of MASF; VPMF Offshore Fund, Ltd., a wholly-owned subsidiary of VPMF; CVPCSF Offshore Fund, Ltd., a wholly-owned subsidiary of CVPCSF; CVPDAR1 Offshore Fund, Ltd., CVPDAR2 Offshore Fund Ltd., and CVPDAR3 Offshore Fund Ltd., each of which is a wholly-owned subsidiary of CVPDARF; CAAF Offshore Fund, Ltd., a wholly-owned subsidiary of CABF; and CDARF1 Offshore Fund, Ltd., CDARF2 Offshore Fund, Ltd., and CDARF3 Offshore Fund, Ltd., each of which is a wholly-owned subsidiary of CDARF. Each such Cayman Designated Subsidiary is organized under the laws of the Cayman Islands.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall be satisfied and the Loan Documents are signed by the parties hereto and delivered to the offices of Pryor Cashman LLP at Seven Times Square, New York, New York 10036, which date shall be the date as of which this Agreement is dated.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Columbia Management”: Columbia Management Investment Advisers, LLC, a Minnesota limited liability company, or Columbia Wanger Asset Management, LLC, a Delaware limited liability company, as applicable.

“Commitment”: as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule II, as such amount may be reduced pursuant to the terms hereof.

“Commitment Fee”: as defined in Section 2.3.

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments of all the Lenders shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans of all the Lenders then outstanding).

“Commitment Period”: the period from and including the Closing Date to but not including, the Termination Date.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

“Confidential Information”: as defined in Section 9.10(b).

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Custody Agreement”: as to each Fund, the related Custody Agreement(s) set forth in Schedule IV.

“Default”: any of the events specified in Section 7 (or in Section 3(a) of Schedule 9.20), which with notice, or lapse of time, or both, would constitute an Event of Default.

“Designated Borrower”: each Borrower listed on Schedule Ia as a Designated Borrower.

“Designated Borrower Asset Coverage Ratio Percentage”: with respect to each Designated Borrower, the “Designated Percentage” set forth for such Designated Borrower on Schedule Ia, or, as to any additional Designated Borrower designated pursuant to Section 2.16, such other percentage as the Administrative Agent deems appropriate.

“Designated Percentage”: as defined in the definition of “Designated Borrower Asset Coverage Ratio Percentage.”

“Dollars” and “$”: lawful currency of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Lender”: an entity that is a “Bank” (as defined in the 1940 Act) and, except for a Bank-Advisor with respect to its respective Affected Borrowers, is not otherwise prohibited by Section 17 of the 1940 Act from lending to any of the Borrowers.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means the rate per annum (adjusted for statutory reserve requirements for eurocurrency liabilities) equal to the offered rate per annum for eurodollar deposits for a period equal to one month appearing on Reuters Page LIBOR01 (or any successor or substitute page which displays an average ICE Benchmark Administration Interest Settlement Rate or any successor thereto).

“Event of Default”: any of the events specified in Section 7 (or in Section 3(a) of Schedule 9.20), provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, a rate per annum equal to the greatest of (a) the Eurodollar Rate for a one-month interest period commencing two business days after such day, (b) the federal funds effective rate in effect on such day and (c) the overnight bank funding rate in effect on such day; provided, however, that (i) notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Federal Funds Rate be less than 0% per annum, and (ii) for any day that is not a business day, “Federal Funds Rate” shall mean the Federal Funds Rate, as calculated above, in effect on the last business day prior to such day.

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

“Fund”: as defined in the Preamble hereto.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

“Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) any obligations of such Person under Financing Leases or Interest Rate Agreements or Swap Obligations as calculated daily on a marked-to-market basis in accordance with GAAP, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) all reimbursement obligations (contingent or otherwise) of such person arising out of any letters of credit, and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Interest Payment Date”: as to any Loan, (i) the last day of each calendar month, (ii) with respect to any prepayment, the date of such prepayment and (iii) the Maturity Date.

“Interest Rate Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which a Borrower or Registrant, on behalf of a series thereof that is a Borrower, is a party or a beneficiary.

“Interfund Lending”: lending by a series advised by Columbia Management to one or more other series advised by Columbia Management, or borrowing by a series advised by Columbia Management from one or more other series advised by Columbia Management, in either case pursuant to an Interfund Lending Exemptive Order, or otherwise allowed by any Applicable Law.

“Interfund Lending Exemptive Order”: an exemptive order, including any amended or supplemental order, issued by the Securities and Exchange Commission authorizing Interfund Lending.

“Interfund Loan”: a loan to a Borrower pursuant to an Interfund Lending arrangement.

“Investment Management Agreement”: as to each Registrant on behalf of a series thereof that is a Borrower, the Investment Management Services Agreement set forth on Schedule III.

“Investment Policies”: as to each Borrower, the fundamental and non-fundamental policies, and related limits and restrictions, on investing by such Borrower set forth in the statement of additional information for such Borrower, as such statement of additional information may be amended or supplemented from time to time.

“JP Morgan”: JPMorgan Chase Bank, N.A., a national banking association.

“Lenders”: as defined in the Preamble hereto.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”: this Agreement, the Notes and all other agreements, instruments, and other documents entered into in connection with the transactions contemplated by this Agreement, and all amendments and supplements thereto.

“Loans”: all loans made pursuant to this Agreement; individually, a “Loan”.

“Material Adverse Effect”: a material adverse effect on (a) the business, financial condition, operations or ability to timely perform any of its material obligations under the Loan Documents of a Registrant or a Borrower or (b) the legality, validity, binding nature or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Maturity Date”: as to each Loan, the date which is the earliest of (a) 60 days after the Borrowing Date for such Loan (or, with respect to a Swing Line Loan, seven days after the Borrowing date therefor), (b) the Termination Date and (c) the payment in full of such Loan.

“Mauritius Parent Borrowers”: Columbia Emerging Markets Consumer ETF (“EMC”), Columbia India Consumer ETF (“IC”), Columbia India Infrastructure ETF (“II”) and Columbia India Small Cap ETF “(“ISC”).

“Mauritius Designated Subsidiaries”: EG Shares Consumer Mauritius, a wholly-owned subsidiary of EMC; EG Shares India Consumer Mauritius, a wholly-owned subsidiary of IC; EG Shares India Infrastructure Mauritius, a wholly-owned subsidiary of II; and EG Shares India Small Cap Mauritius, a wholly-owned subsidiary of ISC. Each such Mauritius Designated Subsidiary is organized under the laws of the Republic of Mauritius.

“Moody’s”: Moody’s Investors Service, Inc.

“1940 Act”: the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

“Non-Excluded Taxes”: as defined in Section 2.11.

“Non-Pro Rata Lender”: any Lender making a Non-Pro Rata Loan.

“Non-Pro Rata Loan”: (i) any Loan to an Affected Borrower or (ii) in the event any Loans are outstanding to one or more Affected Borrowers and, as a result thereof, not all of the Aggregate Commitment is available to be borrowed by one or more Unaffected Borrowers, any Loan made by the Bank-Advisor to such Unaffected Borrower.

“Non-Recourse Person”: as defined in Section 9.15.

“Notes”: the collective reference to the Revolving Credit Notes; individually, a “Note”.

“Other Lender”: any Lender other than a Bank-Advisor.

“Participant”: as defined in Section 9.6(b).

“Person”: an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan covered by ERISA which any Registrant or any Fund maintains.

“Prime Broker Agreement”: As to the Funds listed on Schedule V, the related agreement set forth on Schedule V.

“Pro Rata Allocation”: as to each Borrower, the percentage amount stated in Schedule Ia; provided that, if no Event of Default shall have occurred and be continuing, Columbia Management, on behalf of the Borrowers and without the consent of the Lenders, by written notice to the Administrative Agent, may change the Pro Rata Allocations from time to time in Columbia Management’ sole discretion; provided further, that while an Event of Default has occurred and is continuing with respect to a Borrower, the Pro Rata Allocations may be changed in such manner as long as the Pro Rata Allocation of any such defaulting Borrower is not increased; and provided further, that, after any change in Pro Rata Allocations, the aggregate amount of all Pro Rata Allocations shall equal 100%. The delivery of such written notice shall constitute a representation and warranty by the Borrowers as of the date thereof that no Event of Default has occurred and is continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

“Prospectus”: at a particular time, and as to a Fund, the currently effective prospectus and statement of additional information of such Fund.

“Register”: as defined in Section 9.6(d).

“Registrant”: as defined in the Preamble hereto.

“Registration Statement”: as to a Fund, the applicable portions of the registration statement of the Registrant of which such Fund is a series as filed with the Securities and Exchange Commission under the Securities Act and the 1940 Act.

“Regulation T”: Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulation X”: Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Required Lenders”: at any time, Lenders the Commitment Percentages of which aggregate more than 50%; provided that, solely with respect to any Non-Pro Rata Loan, the Required Lenders shall be the Non-Pro Rata Lenders whose percentages of such Non-Pro Rata Loan aggregate more than 50%; and provided further that, for purposes of determining the Required Lenders, the Commitment Percentage of any non-funding Lender (as such term is used in Section 2.9(b)) shall be reduced by the amount it has failed to fund.

“Requirement of Law”: as to any Person, the certificate of incorporation, by-laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, and any Applicable Law.

“Responsible Officer”: the president, vice president, treasurer, secretary, assistant treasurer or assistant secretary of a Registrant, or, with respect to financial matters, the treasurer or assistant treasurer of such Registrant.

“Reverse Repurchase Transaction”: a transaction whereby a Borrower or Registrant, on behalf of a series thereof that is a Borrower, (i) transfers possession of a security it owns (but not record ownership or the right to receive interest and principal payments thereon) to another party in exchange for a percentage of the value of the security (for purposes of this definition, the “payment proceeds”), and (ii) repossesses the security at an agreed upon future date by remitting the payment proceeds plus interest.

“Revolving Credit Loan”: as defined in Section 2.1.

“Revolving Credit Note”: as defined in Section 2.5(e).

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, the United Nations or the European Union and its member countries, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person that is the subject of any Sanctions, including without limitation any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person operating, located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person described in clauses (a) or (b).

“Securities Act”: the Securities Act of 1933, as amended, together with all rules and regulations promulgated from time to time thereunder.

“Senior Securities Representing Indebtedness”: any Senior Security other than stock or other equity securities.

“Senior Security”: any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness (including without limitation all Loans), and any share of beneficial interest or common stock, as the case may be, of a Fund, of a class (other than a class established in accordance with Section 18 of the 1940 Act) having priority over any other class of shares of such Fund as to distribution of assets or payment of dividends.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. For the avoidance of doubt, any Fund or series of capital stock of a Registrant shall not constitute a Subsidiary.

“Swap Obligation”: as to any Person, any net obligation of such Person arising out of (i) any “swap agreement” (as defined in Section 101(53B) of the Bankruptcy Code), (ii) any equity swap, floor, collar, cap or option transaction, (iii) any option to enter into any of the foregoing or (iv) any combination of the foregoing.

“Swing Line Agent”: JPMorgan.

“Swing Line Commitment”: with respect to each Swing Line Lender, the obligation of such Swing Line Lender to make Swing Line Loans pursuant to Section 2.13 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Swing Line Lender’s name on Schedule II under the heading “Amount of Swing Line Commitment.”

“Swing Line Lender”: each of JPMorgan, Citibank, N.A., and HSBC Bank USA, N.A.

“Swing Line Loans”: as defined in Section 2.13.

“Swing Line Participation Amount”: as defined in Section 2.15(c).

“Swing Line Pro Rata Share”: (i) as to JPMorgan, 33.34%; (ii) as to Citibank, N.A., 33.33%; and (iii) as to HSBC Bank USA, N.A., 33.33%.

“Termination Date”: December 4, 2018, or such earlier date on which the Commitments shall terminate as provided herein.

“Total Assets”: at any time, all assets of a Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; provided, however, that the term Total Assets shall not include (a) equipment, (b) securities owned by a Borrower which are in default, (c) deferred organizational and offering expenses or (d) assets subject to any lien pursuant to a Prime Broker Agreement.

“Transferee”: as defined in Section 9.6(f).

“UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unaffected Borrower”: any Borrower other than an Affected Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in any Note or other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any Notes or other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Registrant or Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (as consistently applied).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) For the avoidance of doubt, as used herein and in any Notes or other Loan Document, (a) the terms “Fund” and “Borrower” shall have the same meaning and (b) any reference to a Fund taking any action shall include the related Registrant, if any, taking such action on behalf of such Fund.

1.3 Assumptions Regarding Structure. For the sake of clarity and construction, the parties hereto hereby set forth their acknowledgment and agreement that each Borrower that is a series of a Registrant is not a separately existing legal entity entitled to enter into contractual agreements or to execute instruments and, for these reasons, each such Registrant is executing this Agreement and shall execute any respective Note on behalf of its series, as Borrowers, and that such series will utilize the Loans thus made on their behalf. Any action to be taken by a

Borrower may be taken by the related Registrant on its behalf. Notwithstanding anything to the contrary in this Agreement, each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and in no event shall any Borrower or its assets be held liable for the Loans made to any other Borrower hereunder or interest thereon or for the fees and expenses associated therewith.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Credit Loans”) to each Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Commitment. During the Commitment Period, each Borrower may use Commitments by borrowing, prepaying Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that at no time may the aggregate principal amount outstanding of Revolving Credit Loans and Swing Line Loans to all Borrowers exceed the Aggregate Commitment.

2.2 Procedure for Borrowing. (a) A Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower (or a Registrant on its behalf) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M. New York City time on the requested Borrowing Date in accordance with Section 9.2), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Subject to Section 2.15, the aggregate amount of each borrowing by a Borrower under the Commitments on any Borrowing Date shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $100,000, such lesser amount). Upon receipt of any such notice from a Borrower (or a Registrant on its behalf), the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 4:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower on such Borrowing Date by the Administrative Agent transferring by wire to the account of such Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if, on the Borrowing Date of any Revolving Credit Loans of a Borrower, any Swing Line Loans to such Borrower shall be outstanding, the proceeds of such Revolving Credit Loans to such Borrower shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above. Anything to the contrary in this Agreement notwithstanding, each of the Administrative Agent, each Lender and the Swing Line Agent may rely solely upon a telephonic request which the Administrative Agent or the Swing Line Agent, as the case may be, reasonably believes is made on behalf of a Borrower in making Revolving Credit Loans or Swing Line Loans hereunder. Each such telephonic request for a Revolving Credit Loan or Swing Line Loan shall constitute a representation and warranty by the applicable Borrower as of the date thereof that the conditions contained in Section 4.2 have been satisfied with respect to such Borrower. Such telephonic request shall be confirmed promptly in writing, by facsimile or other mutually acceptable electronic transmission medium, which written confirmation must be received by the Administrative Agent or Swing Line Agent, as the case may be, on the proposed Borrowing Date in form and substance satisfactory to the Administrative Agent or Swing Line Agent, as the case may be. Each Borrower agrees to indemnify and hold harmless the Administrative Agent, the Swing Line Agent, each Lender and each Swing Line Lender for any reasonable action taken, including, without limitation, the making of Revolving Credit Loans or Swing Line Loans to such Borrower hereunder, or loss or expense incurred, by the Administrative Agent, the Swing Line Agent, such Lender or such Swing Line Lender in good faith reliance upon such telephonic request for a Revolving Credit Loan or Swing Line Loan; provided that such Borrower shall not be liable for any such indemnification to the Administrative Agent or the Swing Line Agent to the extent the same shall result solely form the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Agent.

(b) Notwithstanding any other provision hereof to the contrary, the Bank-Advisors may not, and shall not have the obligation to, (i) lend to (including, without limitation as a Swing Line Lender), (ii) participate or purchase a participation in, or make a Revolving Credit Loan to refund, repay or refinance, any Loan (including, without limitation, any Swing Line Loan) made by an Other Lender (including, without limitation, the Swing Line Lender) to, or (iii) share in a Benefited Lender’s excess payment or benefits of collateral or proceeds received from, in each case, any of their respective Affected Borrowers. With respect to a borrowing to be made by any Affected Borrower(s) (with borrowings made or to be made by and Loans made or to be made to any Affected Borrower or any Unaffected Borrower to include, for purposes of this Section 2.2(b), borrowings and Loans which are or are to be made to refund, refinance or repay Swing Line Loans made to such Affected Borrower or such Unaffected Borrower and participations which are or are to be purchased in Swing Line Loans and other Loans to such Affected Borrower or such Unaffected Borrower), the portion of such borrowing otherwise allocable to the related Bank-Advisor shall be allocated by the Administrative Agent to the Other Lenders (to the extent they have availability under their Commitments, and provided that no Lender shall be required to lend in excess of its Commitment) pro rata according to the amounts of their respective Available Commitments. Whenever borrowings are to be made by one or more Affected Borrowers and one or more Unaffected Borrowers on the same day, then for purposes of calculating the Lenders’ respective pro rata shares of borrowings by such Unaffected Borrower(s) there shall first be deducted from the Available Commitment of each Other Lender the amount of the Loans to be made by such Other Lender to the Affected Borrower(s) on such day. In the event that Loans are outstanding to one or more Affected Borrowers and as a result thereof, not all of the Aggregate Commitment is available to be borrowed by one or more Unaffected Borrowers, each Bank-Advisor that has previously not lent to such Affected Borrower(s) shall lend any or all such amounts not lent to such Affected Borrower(s) to such Unaffected Borrower(s) to the extent requested by it in conformance with the terms hereof but in no event more than its Available Commitment.

2.3 Fees. (a) Each Borrower severally, and neither jointly nor jointly and severally, agrees to pay to the Administrative Agent for the account of each Lender such Borrower’s Pro Rata Allocation (as adjusted from time to time in accordance with the terms hereof) of a commitment fee (“Commitment Fee”) during the period which shall begin on the first day of the Commitment Period and shall extend to the Termination Date, which Commitment Fee shall be a quarterly fee, computed at the rate of 0.15% per annum on, subject to the last sentence of this Section 2.3, the average daily amount of the Available Commitments of all Lenders in the aggregate during each calendar quarter. Such Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof. Solely for the purpose of calculating the Commitment Fee, Swing Line Loans will not be deemed a utilization of the Aggregate Commitments of all Lenders.

(b) Each Borrower severally agrees to pay the Administrative Agent for the account of the Administrative Agent the fees to which it has separately agreed.

2.4 Termination and Reduction of Commitments. (a) Each Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate all Commitments and this Agreement, except with respect to provisions which by their terms are expressly stated to survive termination, with respect to such Borrower. Any termination of all Commitments to a Borrower shall be effective as of the last day of the calendar quarter in which such notice is given (or, if effected in connection with a merger permitted under Section 6.5, on the effective date of such merger), and shall be accompanied by prepayment in full of the Loans to such Borrower then outstanding, and payment of such Borrower’s Pro Rata Allocation of (i) any accrued Commitment Fees payable by such Borrower hereunder and (ii) any other accrued fees, expenses or indemnified liabilities payable by such Borrower hereunder. The amount of the Aggregate Commitment shall not be affected by any Borrower’s termination. Prior to such termination, Columbia Management shall notify the Administrative Agent in writing as to the Pro Rata Allocations of the remaining Borrowers, effective as of the termination, which notice shall constitute a representation and warranty by each of the remaining Borrowers that no Event of Default has occurred and is continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

(b) Interest accrued on the amount of any prepayment relating to such termination and any unpaid Commitment Fee accrued hereunder shall be paid on the date of such termination.

(c) Upon the effective date of such termination, the terminating Borrower shall no longer be obligated to pay Commitment Fees hereunder or any share of any other fees, expenses, or indemnified liabilities that may accrue thereafter.

(d) The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to reduce the Aggregate Commitment. Any such reduction shall be accompanied by prepayment in full of the Loans to the Borrowers then outstanding that are in excess of the Aggregate Commitment as reduced.

(e) The Administrative Agent shall provide each Lender with prompt notice of any Commitment changes pursuant to this Section 2.4.

2.5 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby severally and unconditionally, but not jointly or jointly and severally, promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to such Borrower on the Maturity Date for such Loan (or such earlier date on which the Loans become due and payable pursuant to Section 2.4(a), 2.4(d), 2.6(b) or 7). Each Borrower hereby further severally, but not jointly or jointly and severally, agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any principal or interest and any other payments received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof. The Administrative Agent shall provide a copy of the Register to each Borrower promptly upon request.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement. In the event of a conflict between the Register and such accounts, the Register shall be rebuttably presumed to be correct.

(e) Each Registrant agrees that, upon the request of any Lender to the Administrative Agent, such Registrant will execute and deliver to such Lender a promissory note evidencing the Loans of such Lender to its applicable Borrower substantially in the form of Exhibit 2.5(e) with appropriate insertions as to date and principal amount (a “Revolving Credit Note”).

(f) The obligations of each Borrower under its Notes and this Agreement shall be several and neither joint nor joint and several. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations of each Borrower hereunder, including, without limitation, the principal of and interest on each Loan made hereunder to any Borrower, the Commitment Fee payable pursuant to Section 2.3 and any other amounts attributable to the Loans made hereunder to any Borrower shall be the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower (except as provided in Section 9.5(b)) or the revenues and assets of the respective Registrant acting on behalf of a Borrower (except to the extent of the revenues and assets of such Borrower).

2.6 Optional and Mandatory Prepayments. (a) Each Borrower may prepay the Loans made to it, in whole or in part, without premium or penalty, upon at least one Business Day’s notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

(b) If, at any time and from time to time, either (i) (x) for each Borrower other than Designated Borrowers, the Asset Coverage Ratio for such Borrower shall be less than 300%, or (y) for each Designated Borrower, the Asset Coverage Ratio shall be less than the Designated Borrower Asset Coverage Ratio Percentage for such Designated Borrower, or (ii) the aggregate amount of all borrowings of a Borrower (including without limitation the Loans made to a Borrower) then outstanding exceeds the borrowing limits provided in such Borrower’s Prospectus; then in each case within three Business Days thereafter such Borrower shall repay Loans made to such Borrower to the extent necessary to ensure that (x) the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement and (y) the aggregate amount of all borrowings made to such Borrower then outstanding does not after such payments exceed such limits, as the case may be.

2.7 Interest Rates and Payment Dates. (a) Each Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

(b) Upon (i) the occurrence and continuance of any Event of Default specified in Section 7(e) with respect to a Borrower or (ii) notice given by the Administrative Agent or the Required Lenders to the Borrower of any other Event of Default, all Loans outstanding to such Borrower shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.7(a), plus 2%. If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin plus 2% from the date of such non-payment until such amount is paid in full. For the avoidance of doubt, the parties hereby agree that the maximum amount of interest payable on the principal amount of any Loan pursuant to this Section 2.7 shall not exceed the sum of the Federal Funds Rate plus the Applicable Margin plus 2%.

(c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to the second sentence of paragraph (b) of this Section 2.7 shall be payable from time to time on demand.

2.8 Computation of Interest and Fees. (a) Commitment Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Federal Funds Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders in writing of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.

2.9 Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower from the Lenders hereunder (except as set forth in Section 2.2(b)) shall be made pro rata according to the respective Commitment Percentages of the Lenders that are obligated to lend to such Borrower and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment by a Borrower on account of any Commitment Fee hereunder shall be made pro rata according to the respective Available Commitments of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Borrower then held by the Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made no later than 12:00 Noon New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 9.2, in Dollars, in immediately available funds and without set-off, counterclaim or deduction of any kind (other than deductions expressly permitted by this Agreement). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to a Borrower a corresponding amount. If such amount is not made available by a Lender to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period commencing with such Borrowing Date until such Lender makes such amount immediately available to the Administrative Agent (it being understood that none of the Borrowers shall be obligated to repay any such interest paid by the non-funding Lender). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon from the date of borrowing at the rate per annum applicable to Loans hereunder, on or before three Business Days following demand therefor, from the relevant Borrower (and such Borrower may borrow under the Commitments or under the Swing Line Commitment to satisfy such demand; provided that, for purposes of determining the Available Commitment, the Commitment of any non-funding Lender shall be excluded). The Administrative Agent shall request of each Lender other than the non-funding Lender that it fund the non-funding Lender’s defaulted Commitment (each such other Lender having no commitment or obligation so to fund in excess of its Commitment), and if such funding does not occur the Administrative Agent shall use its reasonable efforts to obtain funding of such defaulted Commitment from third-party lenders.

2.10 Requirements of Law. (a) If any Lender shall have reasonably determined that any Change in Law regarding capital or liquidity requirements or capital adequacy shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s reasonable policies with respect to capital adequacy) by an amount determined by such Lender to be material, then from time to time, each Borrower shall promptly pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such reduction. “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of this Section 2.10(a), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated by any relevant Government Authority thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any relevant Government Authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

(b) If any Lender becomes entitled to claim, and determines that it will collect from the Borrowers, any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by the Borrowers to such Lender, and the computations made by such Lender to determine the amounts; provided that such Lender shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No Borrower shall be responsible to compensate such Lender for additional amounts attributable to another Borrower’s Loans.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender notifies the Borrowers of the change in the Requirement of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the change in the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to avoid or mitigate any additional amounts payable to the greatest extent practicable (including transferring the Loans affected by such event to another lending office), unless in the opinion of such Lender, such efforts would result in such Lender (or its lending office) suffering an economic, legal or regulatory disadvantage. Nothing in this clause (d) shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in this Section 2.10.

(e) The agreements in this Section shall survive termination of the Commitments, this Agreement and repayment of the Loans and all amounts payable hereunder.

2.11 Taxes. (a) All payments made by any Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note), (ii) any tax imposed by reason of any present or former connection between the jurisdiction imposing such tax and a Lender other than a connection arising from such Lender having executed, delivered or performed its obligations under, or received payment under, or enforced this Agreement, (iii) any tax that is imposed otherwise than by withholding by the Borrowers from such payments (other than a tax imposed on a Lender due to the Borrower’s failure to deduct or withhold such tax), and any interest, penalties (unless due to a Lender’s actions or failure to take actions that (x) were not caused by a Borrower and (y) are legally required to avoid such penalty) or similar liabilities with respect thereto, or (iv) any U.S. federal withholding taxes imposed under FATCA. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that a Borrower shall not be required to increase any such amounts payable to any Lender that is organized under the laws of a jurisdiction outside the United States of America if such Lender fails to comply with the requirements of paragraph (c) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) If a Borrower pays any additional amount pursuant to this Section 2.11 to a Lender and such Lender determines in good faith, that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Non-Excluded Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to such Borrower an amount that such Lender shall, in good faith, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit, provided, however, that (i) any Lender may determine, in good faith, consistent with the policies of such Lender, whether to seek a Tax Benefit (provided that a Lender shall claim a Tax Benefit if it determines in good faith that claiming such Tax Benefit will not otherwise be disadvantageous to such Lender); (ii) any Non-Excluded Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to a Borrower pursuant to this Section 2.11(b) shall be treated as a Non-Excluded Tax for which such Borrower is obligated to indemnify such Lender pursuant to this Section 2.11; (iii) nothing in this Section 2.11(b) shall require any Lender to disclose any confidential information to any Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.11(b) at any time during which a Default or Event of Default has occurred and is continuing. Any payment (or determination that no payment is due) by a Lender with respect to a Tax Benefit pursuant to this Section 2.11 shall be accompanied by a schedule reasonably detailing the calculations for determining the amount of the Tax Benefit, provided, however, that no Lender shall be required to substantiate the basis of its calculations.

(c)	Each Lender shall:

(i) deliver to Columbia Management and the Administrative Agent prior to any payments being made under this Agreement or the Notes (A) if such Lender is organized under the laws of a jurisdiction outside the United States of America, two duly completed copies of United States Internal Revenue Service Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or successor applicable forms, appropriate for such Lender, or (B) if such Lender is organized under the laws of a jurisdiction within the United States of America, an Internal Revenue Service Form W-9, or successor form;

(ii) deliver to Columbia Management and the Administrative Agent two further properly completed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Columbia Management; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Columbia Management or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from lawfully completing and delivering any such form with respect to it and such Lender so advises Columbia Management and the Administrative Agent. Such Lender shall certify (A) in the case of a Form W-8BEN-E, Form W-8IMY or Form W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. If a payment made to any Lender or the Administrative Agent under this Agreement or any Notes would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender or the Administrative Agent has or has not complied with such Lender’s or the Administrative Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) For purposes of determining withholding taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(e) The agreements in this Section shall survive termination of the Commitments, this Agreement and repayment of the Loans and all amounts payable hereunder.

2.12 Change of Lending Office; Replacement of Lender. (a) Each Lender agrees that if it makes any demand for payment under Section 2.10, or any additional amounts are payable under Section 2.11, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under Section 2.10 or payment of additional amounts under Section 2.11.

(b) If any Lender (the “Replaced Lender”) shall have required compensation pursuant to Section 2.10, or payment of additional amounts under Section 2.11, the Borrowers shall have the right, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to substitute such Replaced Lender with an Eligible Lender whose compensation requirements, if any, in respect of such sections are less than those of the Replaced Lender (such Eligible Lender, a “Replacement Lender”) satisfactory to the Borrowers (which may be one or more of the other then existing

Lenders if they, in their sole discretion, elect to become such Replacement Lender) to assume the Commitment of such Replaced Lender and to purchase the Notes held by such Replaced Lender, if any, for an amount equal to the principal of, and accrued and unpaid interest on, such Notes, together with the fee specified in Section 9.6(e) and any other costs reasonably incurred by such Replaced Lender in connection with its sale of such Notes and the assignment of such Commitment (without recourse to or warranty by such Replaced Lender and subject to all amounts due and owing to such Lender under this Agreement having been paid in full). Upon the exercise of such right by the Borrowers and the satisfaction of such conditions thereto, such Replaced Lender shall convey its interest to the Replacement Lender in accordance with the procedures set forth in Section 9.6(c).

2.13 Swing Line Commitment. Subject to the terms and conditions hereof, each Swing Line Lender agrees to make available to each Borrower a portion of the credit otherwise available under the Commitments from time to time during the Commitment Period by making swing line loans (“Swing Line Loans”) to such Borrower in an aggregate principal amount not to exceed at any one time outstanding such Swing Line Lender’s Swing Line Commitment; provided, however, that the Swing Line Loans outstanding at any time, when aggregated with such Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may not exceed the Swing Line Lender’s Commitment then in effect; and provided further, however, that on the date of the making of any Swing Line Loan and while any Swing Line Loan is outstanding, the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Swing Line Loans shall not exceed the total Commitments (less the Commitment of any non-funding Lender referred to in Section 2.9(b)). During the Commitment Period applicable to each Borrower, such Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swing Line Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin. In no event shall any Lender be obligated to make Revolving Credit Loans or Swing Line Loans if it would cause the sum of the aggregate principal amount of such Lender’s Revolving Credit Loans, Swing Line Participation Amounts and Swing Line Loans to exceed such Lender’s Commitment.

2.14 Procedure for Swing Line Borrowing. Whenever a Borrower desires that the Swing Line Lenders make Swing Line Loans under Section 2.13, the Borrower (or the applicable Registrant of which it is a series) shall give the Swing Line Agent irrevocable telephonic notice confirmed promptly in writing, by facsimile or other mutually acceptable electronic transmission medium, to the attention of Joseph Burke (at facsimile number: (302) 634-4733; email: 12012443577@TLS.ldsprod.com) or such other person or persons which may be designated by the Swing Line Agent from time to time (which telephonic notice must be received by the Swing Line Agent not later than 4:00 P.M., New York City time, on the proposed Borrowing Date, and which written confirmation must be received by the Swing Line Agent on the proposed Borrowing Date in form and substance satisfactory to the Swing Line Agent), specifying the amount of each requested Swing Line Loan. Each borrowing under the Swing Line Commitment shall be in an amount equal to $250,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of any such notice from a Borrower (or the applicable Registrant), the Swing Line Agent shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall promptly notify the Swing Line Lenders thereof. Upon receipt of notice of a request for a Swing Line Loan from the Administrative Agent, each Swing Line Lender shall make its Swing Line Pro Rata Share of such borrowing available to such Borrower, on the Borrowing Date requested by such Borrower, by transferring such amount by wire or book entry to the account of such Borrower such Swing Line Loan in immediately available funds.

2.15 Refunding of Swing Line Loans. (a) Either the Swing Line Agent or the Administrative Agent, at any time in its sole and absolute discretion may, and on the seventh day (or if such day is not a Business Day, the next Business Day following the seventh day) after the Borrowing Date with respect to any Swing Line Loans to a Borrower shall, on behalf of such Borrower (and each Borrower hereby irrevocably directs the Swing Line Agent and Administrative Agent to so act on its behalf and with respect to such Borrower), upon notice given by the Swing Line Agent to the Administrative Agent, or by the Administrative Agent, no later than 10:00 A.M., New York City time, on the relevant refunding date, request each Lender to make, and, subject to Section 2.2(b), each Lender hereby agrees to make, a Revolving Credit Loan to such Borrower, at the rate applicable to the Swing Line Loans of such Borrower, in an amount equal to such Lender’s Commitment Percentage of the amount of such Swing Line Loans of such Borrower (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lenders. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 9.2 in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be distributed by the Administrative Agent to the Swing Line Lenders and immediately applied by the Swing Line Lenders to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans. Notwithstanding any provision hereof to the contrary, if prior to the seventh day (or if such day is not a Business Day, the next Business Day following such seventh day) after the Borrowing Date with respect to any Swing Line Loan, any Swing Line Lender lending such Swing Line Loan requests the refunding of such Swing Line Loan as described in the first sentence above, the Administrative Agent shall effect the refunding of all outstanding Swing Line Loan as described above.

(b) The making of any Swing Line Loan hereunder at the request of a Borrower shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 4 (unless otherwise waived in accordance with Section 9.1).

(c) If prior to the making of a Revolving Credit Loan to a Borrower pursuant to Section 2.15(a) one of the events described in paragraph (e) of Section 7 shall have occurred with respect to such Borrower, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans (“Unrefunded Swing Line Loans”) in an amount equal to the amount (if any) of Revolving Credit Loans which would otherwise have been made by such Lender pursuant to Section 2.15(a). Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the “Swing Line Participation Amount”), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line Lenders in such amount as will reduce the amount of the participating interest retained by the Swing Line Lenders in their Swing Line Loans to the amount of the Revolving Credit Loans which were to have been made by it pursuant to Section 2.15(a).

(d) Whenever, at any time after any Swing Line Lender has received from any Lender such Lender’s Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Loans, such Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.

(e) Each Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.15(a) and to purchase participating interests pursuant to Section 2.15(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, other than solely the gross negligence or willful misconduct of the Swing Line Lender in making a Swing Line Loan with actual knowledge by the officer responsible for the making of such Swing Line Loan that such Swing Line Loan is made without satisfaction of the applicable conditions precedent thereto set forth in Section 4 and without a waiver in accordance with Section 9.1.

(f) Each Borrower agrees to pay upon demand by any Swing Line Lender any Swing Line Loan made to such Borrower, or portion thereof, which is not refunded by the Lenders pursuant to this Section 2.15 (and such Borrower may borrow a Revolving Credit Loan under the Commitments to satisfy such demand; provided that, for purposes of determining the Available Commitment, the Commitment of any non-refunding Lender shall be excluded). Notwithstanding anything to the contrary contained in this Agreement, any Lender that fails to make available a Revolving Credit Loan pursuant to Section 2.15(a) or purchase a participating interest in a Swing Line Loan pursuant to Section 2.15(c) shall be deemed delinquent (a “Delinquent Lender”) and to the extent a Borrower subsequently repays any outstanding Revolving Credit Loans, the Delinquent Lender’s pro rata share of such repayment, if any, shall be paid by the Administrative Agent to the Swing Line Lenders, until the Delinquent Lender’s pro rata share of such Swing Line Loan is repaid in full.

2.16 Designation of Additional Borrowers; Amendments to Schedule I. (a) Other series of the Registrants and other series of other investment companies registered under the 1940 Act, in either case for which Columbia Management or a Subsidiary of Columbia Management acts as the investment manager, may, with the prior written consent of the Administrative Agent, each Lender and each Fund, become parties to this Agreement in addition to those Borrowers listed on Schedule I, and be deemed Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit 2.16(a) (with such changes therein as may be approved by the Administrative Agent and the Lenders), which instrument shall (x) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Schedule I and, if applicable, Schedule Ia, reflecting the participation of such additional portfolio or investment company, including (if the Administrative Agent deems it appropriate that the additional Borrower be a Designated Borrower) the appropriate Designated Borrower Asset Coverage Ratio Percentage as determined by the Administrative Agent, and any prior revisions to Schedule I and Schedule Ia effected in accordance with the terms hereof and (y) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 4.1, including, without limitation, an opinion of general counsel for the Borrowers in a form acceptable to the Administrative Agent.

(b) No Person shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Section 3 shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing. The addition of any Borrower to this Agreement shall be further conditioned upon the delivery, to the extent requested by the Administrative Agent or any Lender, to the Administrative Agent or such Lender, as applicable, a Form FR U-1 executed by the applicable Registrant on behalf of such Borrower, together with a current list of assets of such Borrower (including all “margin stock” (as defined in Regulation U) of such Borrower) in conformity with the requirements of Form FR U-1.

2.17 Interfund Lending. (a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 6.2, 6.3 and 6.8), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Borrower a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided further, that:

(i) such Interfund Lending (1) is not otherwise prohibited by law, (2) has been duly authorized by each party thereto, (3) is consistent with the terms of the applicable Interfund Lending Exemptive Order, (4) is not in contravention of each applicable Borrower’s Prospectus, and (5) is deemed to be a Senior Security for purposes of calculating the Asset Coverage Ratio as it applies to each applicable Borrower;

(ii) a Borrower may not be a lender of an Interfund Loan at any time during which such Borrower has any Loan outstanding;

(iii) if, at any time, an Interfund Loan is outstanding to a Borrower that has any Loans outstanding as well, and if at such time the Asset Coverage Ratio for such Borrower shall be less than the required Asset Coverage Ratio for such Borrower pursuant to this Agreement, then such Borrower shall repay such outstanding Interfund Loans and Loans on a pro rata basis and on the same repayment schedule (subject, in any and all events, to such Borrower’s obligation to prepay in accordance with Section 2.6(b)) to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

(iv) if any payment with respect to an Interfund Loan would cause the Asset Coverage Ratio for a Borrower to be less than the required Asset Coverage Ratio for such Borrower pursuant to this Agreement, then such Borrower shall make any payments with respect to such outstanding Interfund Loans on a pro rata basis with payments with respect to Loans to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

(v) a default by a Borrower with respect to an Interfund Loan shall constitute an Event of Default with respect to such Borrower for purposes of this Agreement;

(vi) if a Default or Event of Default with respect to a Borrower has occurred and is continuing under this Agreement other than as specified above in Section 2.17(a)(iii), then any payments made with respect to outstanding Interfund Loans shall be made on a pro rata basis with payments with respect to Loans until such Default or Event of Default is cured or waived;

(vii) if at any time a Borrower should secure an Interfund Loan or Interfund Loans with collateral, then such Borrower shall collateralize each Loan to such Borrower under this Agreement (I) in substantially the same manner and to substantially the same extent as is required with respect to each Interfund Loan to such Borrower, as more particularly described in the applicable Interfund Lending Exemptive Order and (II) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loan or Interfund Loans, provided that the collateral coverage percentage ratio for Loans shall not be less than the greater of (x) 102% or (y) the collateral coverage ratio for Interfund Loans; and

(viii) for purposes of calculating the Asset Coverage Ratio of a Borrower, the amount equal to the aggregate value of the collateral securing an Interfund Loan or Loan minus the amount of such Interfund Loan or Loan, respectively, shall be subtracted from the value of Total Assets in the numerator of such Asset Coverage Ratio.

(b) Without otherwise limiting the purposes for which proceeds of a Loan may be used as specified in Section 5.8, a Borrower shall be expressly permitted to use the proceeds of a Loan to repay an outstanding Interfund Loan of such Borrower, subject to the conditions set forth in paragraph (a) of this Section 2.17 and the other conditions of this Agreement (including without limitation Section 5.8).

2.18 German Bank Separation Act. If any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto) that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (the “GBSA”), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements or Loans to an affiliate or other third party), then, and in any such event, such Lender may give written notice to the Borrowers and the Administrative Agent of such determination, whereupon (i) all of the obligations of such Lender shall become due and payable, and each Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon promptly (and in no event no later than the 5th Business Day immediately after the date of such notice) and such repayment shall not be subject to the terms and conditions of Section 2.9(a) or Section 9.7 hereof and (ii) the Commitment of such Lender shall terminate on the date of such written notice.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Registrant, on behalf of each Borrower that is a series thereof, hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that each Registrant represents and warrants only to matters with respect to itself, if applicable, and each Borrower that is a series thereof):

3.1 Financial Condition. For each Borrower, the statement of assets and liabilities as of such Borrower’s most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for such Borrower, have heretofore been delivered to each Lender, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

3.2 No Change. For each Borrower, since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for such Borrower (such date, the “Reporting Date”), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

3.3 Existence; Compliance with Law. Each Registrant (a) is duly organized, validly existing and in good standing, under the laws of the jurisdiction of its organization, (b) has the corporate power and authority as to those Registrants that are organized as corporations, and the trust power and authority as to those Registrants that are organized as trusts; and in each case the legal right to own its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or business trust and, if a corporation, is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law (including without limitation the 1940 Act and the Securities Act), except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of each Fund have been validly authorized.

3.4 Power; Authorization; Enforceable Obligations. Each Registrant, acting on its own behalf and if applicable on behalf of each of its underlying series that is a Borrower, has either (i) the corporate power and authority to the extent that it is organized as a corporation or (ii) the trust power and authority to the extent that it is organized as a trust, and in each case the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder on behalf of each of its underlying series that is a Borrower, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, but not limited to, receiving the approval of the majority of independent members of the board of trustees or board of directors of each of its underlying series as to entering into the transactions contemplated hereby. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Registrant, on behalf of its underlying series which are Borrowers, is a party. This Agreement has been, and each other Loan Document to which a Registrant is a party will be, duly executed and delivered by such Registrant, on behalf of its underlying series that are Borrowers. This Agreement constitutes, and each other Loan Document to which a Registrant is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Registrant (on behalf of each of its underlying series that is a Borrower) enforceable against such Registrant (on behalf of each of its underlying series that is a Borrower) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which each Registrant, on behalf of each of its series that is a Borrower, is a party, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any material Requirement of Law (including, without limitation, the 1940 Act) or material Contractual Obligation of such Registrant or any Borrower and (ii) will not result in, or require, the creation or imposition of any material Lien on any of their respective material properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Registrant on behalf of its respective series which are Borrowers, threatened by or against such Borrowers or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

3.7 No Default. No Registrant or Borrower is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Liens. Each Registrant on behalf of its respective series which are Borrowers, has good title to all its property, and none of such property is subject to any Lien except as permitted by Section 6.3.

3.9 No Burdensome Restrictions. There exists no Requirement of Law or Contractual Obligation of any Registrant or any Borrower which could reasonably be expected to have a Material Adverse Effect.

3.10 Taxes. Each Borrower has filed all material tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower); no material tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.11 Federal Regulations. Other than the furnishing of the statement and list referred to in the last sentence of Section 5.8, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder. No part of the proceeds of any Loans made hereunder will be used in a manner that violates Regulation U.

3.12 ERISA. Neither any Registrant, any Borrower nor any Commonly Controlled Entity has currently or has had at any time any liability or obligation under ERISA or the Code with respect to any Plan maintained by any of them that could reasonably be expected to have a Material Adverse Effect.

3.13 Certain Regulations. Neither any Registrant nor any Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulations U and X) which limits its ability to incur Indebtedness, or if so subject is in compliance with such statutes and regulations.

3.14 Subsidiaries. No Borrower that is not a Cayman Parent Borrower or a Mauritius Parent Borrower has any Subsidiaries or any equity investment or interest in any other Person (other than portfolio securities that have been acquired in the ordinary course of business). Each Cayman Parent Borrower has no Subsidiaries or any equity investment or interest in any other Person other than (i) portfolio securities that have been acquired in the ordinary course of business, and (ii) its Cayman Designated Subsidiary(ies). Each Cayman Parent Borrower holds all of the issued and outstanding shares of stock of its Cayman Designated Subsidiary(ies) and such shares are not subject to any Lien, pledge or other encumbrance except as may be permitted by Section 6.3.

3.15 Registration of the Fund. Each Registrant is a registered open-end management investment company under the 1940 Act.

3.16 Offering in Compliance with Securities Laws. Each Registrant has issued all of its securities pursuant to an effective Registration Statement on Form N-1A or as may otherwise be required by Federal and State securities laws applicable thereto in all material respects.

3.17 Investment Policies. Each Borrower is in compliance in all material respects with all of its fundamental Investment Policies.

3.18 Permission to Borrow. Each Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

3.19 Accuracy of Information; Electronic Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of each Fund or Registrant on behalf of its respective series which are Borrowers, in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) is, and all other such factual information hereafter furnished by or on behalf of such Registrant and such Borrowers to the Administrative Agent or any Lender (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Administrative Agent or such Lender heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

(b) Neither the Administrative Agent nor any Lender shall be liable to any Registrant or Borrower for any damages arising from its respective use of information or other materials obtained through electronic, telecommunications or other information transmission systems, which is incorrect or incomplete solely because of an electronic transmission error, provided that the Administrative Agent and the Lenders use reasonable industry standard-safeguards to prevent the unauthorized dissemination of such information or other materials through such electronic, telecommunications or other information transmission systems.

3.20 Affiliated Persons. (a) To the best knowledge of each Registrant, such Registrant, and if applicable each series thereof that is a Borrower, is not an “affiliated person” (as defined in the 1940 Act) of the Administrative Agent or any Lender, except with respect to (i) the Affected Borrowers’ relationship with each respective Bank-Advisor and (ii) the Referenced Borrowers’ (as defined below) relationship with certain BANA Entities (as defined below); provided, however, that for purposes of this Section 3.20, (A) the record ownership, without the power to vote, of five percent or more of the outstanding voting securities of any Person shall be deemed not to constitute the direct or indirect ownership of, control of, or holding with the power to vote of, such securities, and (B) securities of such Borrower held of record by the Administrative Agent or any Lender shall be deemed conclusively, absent written notice to the contrary, to be held without the power to vote such securities.

(b) Certain divisions or affiliates of Bank of America, N.A. (“BANA”), including U.S. Trust, the trust department of BANA (collectively, the “BANA Entities”) may hold record ownership of five percent or more of the outstanding voting securities of certain Borrowers (the “Referenced Borrowers”) in non-proprietary, trust or other fiduciary accounts (the “Fiduciary Accounts”) in the relevant BANA Entity’s capacity as a fiduciary for the respective principals or beneficiaries of the Fiduciary Accounts. Each Registrant acting on behalf of a Referenced Borrower that is a series thereof, on behalf of such Referenced Borrower hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that such Registrant represents and warrants only to matters with respect to itself, if applicable, and each Referenced Borrower that is a series thereof) neither the 1940 Act, including without limitation Section 17(a)(4) thereof, nor any rule or regulation promulgated thereunder, prohibits the making of any Loan by Bank of America, N.A. to such Referenced Borrower.

3.21 Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower, its Subsidiaries and their respective officers, directors and employees and to the knowledge of such Borrower, its affiliates and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) such Borrower, any Subsidiary of such Borrower or any of their respective directors, officers or employees, or (b) to the knowledge of such Borrower, any affiliate or agent of the Borrower or any Subsidiary of such Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds of any Loan or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

3.22 EEA Financial Institutions. No Fund or Borrower is an EEA Financial Institution.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Closing. The agreement of each Lender to enter into this Agreement is subject to the satisfaction of the following conditions precedent (it being agreed that each Registrant need only satisfy the following conditions precedent with respect to itself and if applicable each Borrower that is a series thereof):

(a) Executed Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Registrant on behalf of its respective Funds which are Borrowers, with a counterpart for each Lender.

(b) Notes. The Administrative Agent shall have received Notes for each Lender which has requested Notes pursuant to Section 2.5(e), executed and delivered by a duly authorized officer of each Registrant, on behalf of the series thereof which are Borrowers.

(c) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by a Responsible Officer of each Registrant, on behalf of the series thereof which are Borrowers, of (i) designation of the location where the most recent Prospectus is publicly available for each Borrower, and upon the request of any Lender, a copy of any such Prospectus, (ii) the Custody Agreement of each Registrant, with respect to each Borrower, (iii) the Investment Management Agreement of each Registrant, with respect to each Borrower, (iv) the current Statement of Additional Information for each Borrower and (v) if requested by the Lenders, designations of the locations of the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

(d) Proceedings of the Registrant and the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of trustees or directors, as the case may be, of each Registrant, on behalf of the series thereof which are Borrowers, authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which each Registrant, on behalf of the series thereof which are Borrowers, is a party and (ii) the borrowings contemplated hereunder, or such other resolutions as the Administrative Agent may approve, certified by a Responsible Officer of such Registrant as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

(e) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of each Registrant, on behalf of the series thereof which are Borrowers, dated the Closing Date, as to the incumbency and signature of the officers of such Registrant executing any Loan Document executed by a Responsible Officer of such Registrant, satisfactory in form and substance to the Administrative Agent.

(f) Organizational Documents. The Administrative Agent shall have received copies of each Registrant’s articles of incorporation or declaration of trust, as applicable, and Bylaws, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Registrant, including without limitation those organizational documents establishing the series thereof which are Borrowers, as applicable.

(g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of general counsel to each Registrant and each of its underlying series which is a Borrower, in a form acceptable to the Administrative Agent. Such legal opinion shall include a New York law enforceability opinion and shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or any Lender may reasonably require.

(h) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, the most recent publicly available financial information of the kind described in Sections 5.1 and 5.2 of this Agreement (which includes a list of portfolio securities) for each Borrower.

(i) Termination of other Credit Facilities. All credit facilities between the Lenders and any Borrower, other than the credit facility evidenced by this Agreement, shall have been terminated.

(j) KYC. Following its request therefor, each Lender shall have received the documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested by a particular Registrant on behalf of any of its respective Funds, to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties (other than the representations and warranties contained in Section 3.2) made by a Registrant, on its own behalf and on behalf of each series thereof which is a Borrower, in or pursuant to the Loan Documents shall be true and correct in all material respects (or, in the case of such representations and warranties that are already qualified by materiality, in all respects) on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred with respect to the requesting Registrant, on its own behalf or on behalf of the series thereof which is a Borrower, and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) Maximum Borrowing Limitation. After giving effect to the proposed Loans to be made, the Asset Coverage Ratio for all borrowings of such Borrower (x) if not a Designated Borrower shall not be less than 300% and (y) if a Designated Borrower shall not be less than its applicable Designated Borrower Asset Coverage Ratio Percentage; and the requesting Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limits set forth in its Prospectus and/or Registration Statement or the 1940 Act.

(d) Regulation U; Form U-1. The Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each Registrant on behalf of the series thereof which are Borrowers and completed for delivery to each Lender, in form acceptable to the Administrative Agent, or (ii) a current list of the assets of each Borrower (including all “margin stock” (as defined in Regulation U) from each Borrower), in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

(e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by the Registrant of which such Borrower is a series, on its own behalf and on behalf of such Borrower, as of the date thereof that the conditions contained in this Section have been satisfied with respect to such Borrower, and the Registrant of which it is a series if applicable.

4.3 Lender Deliverables. Each Lender shall prior to the Closing Date deliver to Columbia Management and the Administrative Agent (A) if such Lender is organized under the laws of a jurisdiction outside the United States of America, two duly completed copies of United States Internal Revenue Service Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or successor applicable forms, appropriate for such Lender, or (B) if such Lender is organized under the laws of a jurisdiction within the United States of America, an Internal Revenue Service Form W-9, or successor form.

SECTION 5. AFFIRMATIVE COVENANTS

Each Registrant, on behalf of the series thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or any Borrower or (ii) any amount is owing by it on behalf of any Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it on behalf of any Borrower that is a series of such Registrant shall (it being agreed that such Registrant covenants only to matters with respect to each Borrower that is a series thereof):

5.1 Financial Statements. Furnish to the Administrative Agent (with copies for each Lender):

(a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority and acceptable to PricewaterhouseCoopers LLP or any other independent certified public accountants of recognized standing;

(b) as soon as available and in any event within 75 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified pursuant to such Borrower’s quarterly filings with the Securities and Exchange Commission on Form N-CSR (subject to normal year-end adjustments) as to fairness of presentation and GAAP (as consistently applied) by a Responsible Officer; and

(c) On the last Business Day of each March, June, September and December, (each a “Quarterly Date”), unless previously delivered, the net asset value sheet of such Borrower as of the end of such Borrower’s most recently ended annual and semi-annual accounting periods (unless such accounting period shall have ended less than sixty days prior to such Quarterly Date, in which case such statements shall be delivered on the next Quarterly Date), certified by a Responsible Officer as being fairly stated in all material respects; provided, however, that if any Borrower has Loans outstanding, such Borrower shall provide to the Administrative Agent for each Lender (i) such net asset value sheet described above in this Section and (ii) a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower’s compliance with Section 6.1, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2 Certificates; Other Information. Furnish to the Administrative Agent (with copies for each Lender):

(a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b) and (c), a certificate of a Responsible Officer stating that (i) to the best of such Responsible Officer’s knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (ii) no Default or Event of Default has occurred and is continuing except as specified in such certificate;

(b) within five days after they are sent, copies of all financial statements and reports which each Borrower sends to its investors other those documents described in Section 5.1(a) or (b), and within five Business Days after they are filed, copies of all financial statements and reports which each Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority other than those described in Section 5.1(a) or 5.1(b) or any report or filing that is publicly available on the Securities and Exchange Commission’s website, unless reasonably requested by the Administrative Agent; and

(c) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, but not limited to, the current Registration Statement for each Borrower and copies of all changes to each Borrower’s Prospectus and Registration Statement.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (beyond any allowable grace periods therefor), as the case may be, all such Borrower’s Contractual Obligations, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be, or (ii) the failure to timely make payment thereof could not reasonably be expected to have a Material Adverse Effect.

5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted herein, continue to engage in (i) such Borrower’s investment business in accordance with its Investment Policies, Prospectus and Registration Statement and preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to take such actions could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain at all times its status as an investment company registered under the 1940 Act; maintain at all times its (a) current custodian, or (b) a replacement custodian which (x) is JPMorgan Chase Bank, N.A. or (y) is a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least A from S&P or A2 from Moody’s; maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, such Borrower’s Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in such Borrower’s business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customarily insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (a) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (b) errors and omissions insurance); and furnish to each Lender, upon written request, full information as to the insurance carried.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of (i) the Administrative Agent, upon its own discretion or at the reasonable request of any Lender, and (ii) upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect any of such Borrower’s properties and examine any of its books and records during normal business hours and to discuss the business, operations, properties and financial and other condition of such Borrower with officers and employees of such Borrower and with its independent certified public accountants; provided that, unless a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall provide the Borrowers with five Business Days’ prior notice of such visit and shall conduct such visit not more than once a year.

5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default with respect to such Borrower;

(b) any (i) default or event of default under any Contractual Obligation of such Borrower or (ii) litigation, investigation or proceeding which may exist at any time between such Registrant, on behalf of the series thereof which are Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting such Borrower, or the Registrant of which it is a series, in which (i) the amount reasonably determined to be at risk is more than 5% of such Borrower’s net assets and not covered by insurance or in which injunctive or similar relief affecting more than 5% of such Borrower’s net assets is sought or (ii) relates to this Agreement or the credit facility contemplated hereby;

(d) any change in such Borrower’s Prospectus or Registration Statement involving Investment Policies which could materially increase the risks to the shareholders of the Borrower or which would increase the borrowing limits provided for in such Borrower’s Prospectus;

(e) any development or event which could reasonably be expected to have a Material Adverse Effect on such Borrower; and

(f) any change in such Borrower’s custodian, unless such custodian is JPMorgan Chase Bank, N.A., in which case no notice is required to be sent.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and if appropriate stating what action such Registrant or such Borrower proposes to take with respect thereto.

5.8 Purpose of Loans. Use the proceeds of the Loans for temporary or emergency purposes, including, without limitation, funding of shareholder redemptions or the payment of dividends (i) which are required by law or in connection with the maintenance of such Borrower’s tax status or (ii) for the purpose of avoiding imposition of federal excise tax. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Registration Statement or any applicable statute, regulation, order or restriction, including but not limited to Regulation U; provided, however, that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. If requested by any Lender or the Administrative Agent from time to time, each Registrant, on behalf of the series thereof which are Borrowers, will furnish to the Administrative Agent and each Lender a statement and current list of the assets of each Borrower in conformity with the requirements of FR Form U-1 referred to in Regulation U.

5.9 Payment of Taxes. File all material tax returns which, to the knowledge of such Registrant and such Borrowers, are required to be filed and pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, levies, fees or other charges imposed on it or any of its property by any Governmental Authority; provided, however, that no such tax, assessment, charge or levy need be paid and discharged so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto.

SECTION 6. NEGATIVE COVENANTS

Each Registrant, on behalf of the series thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to any such Borrower or (ii) any amount is owing by any such Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it and any such Borrower shall not, without the prior written consent of the Lenders except as otherwise specified in this Section 6, directly or indirectly (it being agreed that each Registrant agrees only to matters with respect to each Borrower that is a series thereof):

6.1 Financial Condition Covenant. Permit the Asset Coverage Ratio of such Borrower to be less than (x) for all Borrowers other than Designated Borrowers, 300%, or (y) for each Designated Borrower, the Designated Borrower Asset Coverage Ratio Percentage for such Borrower; or in either case allow borrowings and/or Indebtedness of such Borrower to exceed the limits set forth in such Borrower’s Prospectus or allow borrowings and/or Indebtedness to exceed the requirements of the 1940 Act.

6.2 Limitation on Indebtedness; Derivatives. (a) Create, incur, assume or suffer to exist any Indebtedness of such Borrower or any Subsidiary, except Indebtedness of such Borrower or Subsidiary incurred (i) under this Agreement and the Notes, (ii) in the ordinary course of business of such Borrower or such Subsidiary, (iii) pursuant to an Interfund Lending arrangement, (iv) with respect to Indebtedness of a Cayman Designated Subsidiary or a Mauritius Designated Subsidiary, in accordance with its articles of association and other related organizational documents, or (v) in the form of Reverse Repurchase Transactions, dollar rolls or other transactions entered into primarily for investment purposes which have the effect of borrowing and, in each case, which is not otherwise prohibited by law, is in the ordinary course of business, is not in contravention of such Borrower’s Prospectus and is reflected properly in the calculation of the Asset Coverage Ratio.

(b) Invest in, or incur Indebtedness or other liability to any Person with respect to, any Swap Obligation or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true: (i) the net mark-to-market value of such Swap Obligation or derivative instrument is appropriately reflected in the calculation of Asset Coverage Ratio, and (ii) the purpose of the investment in such Swap Obligation or derivative instrument is to augment the capital appreciation or current income of or by such Borrower, or to hedge or manage the risk of various current or future exposures of such Borrower.

6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of the property, assets or revenues, whether now owned or hereafter acquired of such Borrower, except for (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower in conformity with GAAP, (ii) Liens arising in connection with claims for advances made by or payments due to any custodian under the Custody Agreements set forth in Schedule IV, (iii) Liens arising from any Prime Broker Agreement set forth in Schedule V, (iv) Liens created, incurred, assumed or suffered to exist in compliance with the Registration Statement or organizational documents of such Borrower, (v) Liens arising under an Interfund Lending arrangement, and (vi) any other Liens created, incurred, assumed or suffered to exist in the ordinary course of such Borrower’s business, and which, in each case, are not otherwise prohibited by any Requirement of Law.

6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any material Guarantee Obligation of such Borrower, except as may occur in the ordinary course of such Borrower’s business and which is not otherwise prohibited by any Requirement of Law. In no event may a Mauritius Parent Borrower or Cayman Parent Borrower create, incur, assume or suffer to exist any material Guarantee Obligation in respect of the Indebtedness of any of their respective Subsidiaries.

6.5 Limitation on Fundamental Changes. Enter into, or permit any of its Subsidiaries to enter into, any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself or such Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of substantially all of the property, business or assets of itself, such Borrower, or such Subsidiary in a single transaction or in related transactions, or make any material change in its present method of conducting business; except that, so long as no Default or Event of Default shall have occurred and be continuing, a Borrower will be permitted to (i) without the consent of the Lenders, enter into any merger, consolidation or amalgamation with one or more Borrowers or, with the consent of the Lenders, enter into any merger, consolidation or amalgamation with one or more other Persons if, in each case, Columbia Management or one of its affiliates is the investment advisor to the entity surviving such merger, consolidation or amalgamation and such entity assumes the obligations of such Borrower under the Loan Documents and complies with Applicable Law and with the provisions hereof or (ii) terminate all Commitments with respect to such Borrower and liquidate, wind up or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of such Borrower if it repays all Loans made to it prior to liquidation, together with all other amounts due and owing hereunder. Any Borrower undertaking any action described in clause (ii) above shall comply with the termination provisions described in Section 2.4.

6.6 Limitation on Distributions. At any time, make any distribution to the shareholders (including, without limitation, any dividends or any repurchase of capital interests) of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower if such distribution results in a Default or Event of Default. During the occurrence and continuation of an Event of Default specified in paragraphs (a) or (e) of Section 7 or an Event of Default arising in connection with a Borrower’s having failed to comply with Section 6.1, make any distribution to the shareholders (including, without limitation, any dividends or any repurchase of capital interests) of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of such Borrower. Notwithstanding the foregoing, nothing herein shall prevent a Borrower from making (i) distributions that are required to enable such Borrower to qualify as a “regulated investment company” under Sections 851-855 of the Code or otherwise to minimize or eliminate federal or state income or excise taxes payable by such Borrower, or (ii) distributions that are required by any other Requirement of Law.

6.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those consistent with such Borrower’s Investment Policies.

6.8 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement and not in violation of the 1940 Act, (b) in the ordinary course of such Borrower’s business, and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

6.9 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement or the other Loan Documents or (ii) except as may occur under agreements entered into in the ordinary course of such Borrower’s business and which are not otherwise prohibited by any Requirement of Law.

6.10 Limitation on Changes to Investment Policies. Except as may be required by law, make any amendment to the Prospectus or Registration Statement of such Borrower (i) relating to changes in the fundamental Investment Policies of such Borrower, or (ii) increasing the borrowing limits specified therein, in each case without the consent of the Required Lenders, which consent shall not be unreasonably withheld.

6.11 Cayman Parent Borrower Activities. If it is a Cayman Parent Borrower, such Borrower will not (a) permit its Cayman Designated Subsidiary to engage in any business or activity other than that permitted under the Cayman Parent Borrower’s Prospectus or (b) itself engage in any business or activity other than (i) acting as a holding company for its Cayman Designated Subsidiary and (ii) acting as a registered open-end investment company under the 1940 Act.

6.12 Cayman Parent Borrower Sale of Assets, Etc. If it is a Cayman Parent Borrower, such Borrower will not permit its Cayman Designated Subsidiary to (a) merge into or consolidate with any Person other than such Cayman Parent Borrower or another Borrower hereunder, or (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for assets sold or disposed of in the ordinary course of business and except for any such transfers to such Cayman Parent Borrower or another Borrower hereunder.

6.13 Prohibited Use of Proceeds. Each Borrower shall not request any Loan, and each Borrower shall not, directly or indirectly, use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person, including Sanctions applicable to any party hereto.

SECTION 7. EVENTS OF DEFAULT

Subject to the final paragraph of this Section 7, if any of the following events shall occur and be continuing with respect to any Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, as the case may be (each an “Event of Default”):

(a) A Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof, including without limitation any failure to make a mandatory prepayment due pursuant to the provisions of Section 2.6(b); or a Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by any Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, or made or deemed made at such Registrant’s or Borrower’s request, herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) A Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, shall default in the observance or performance of (i) Section 6.13 or (ii) any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) and (b) of this Section), and such default shall continue unremedied for a period of 30 days; or solely in the case of such default arising under Sections 5.4, 5.7 or 6.5, 5 Business Days; or solely in the case of such default arising under Section 5.2(b), 10 days from the delivery of notice thereof by the Administrative Agent to such Registrant (unless the Administrative Agent shall have reasonably determined that the non-delivery of information giving rise to such default under Section 5.2(b) shall have materially impaired the rights of the Lenders hereunder, in which case such default shall ripen into an Event of Default if unremedied after the earlier of 10 days from delivery of notice or 30 days after the occurrence thereof); or

(d) A Registrant, or on behalf of any series thereof which is a Borrower, shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans), Interest Rate Agreement or Swap Obligation or in the payment of any Guarantee Obligation, beyond the grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation was created, if the aggregate amount of the Indebtedness or amount owing under an Interest Rate Agreement, Swap Obligation and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least 5% of such Borrower’s net assets, calculated on a net mark-to-

market basis for Interest Rate Agreements and Swap Obligations; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation, Interest Rate Agreement, or Swap Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Interest Rate Agreement or Swap Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable if the aggregate amount of the Indebtedness or amount owing under an Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations subject to becoming so due or so payable is at least 5% of such Borrower’s or Registrant’s net assets, calculated on a net mark-to-market basis for Interest Rate Agreements and Swap Obligations; or

(e) (i) A Registrant, on its own behalf or on behalf of any series thereof which is a Borrower, shall commence any case, proceeding or other action with respect to itself or any such Borrower (A) under any then Applicable Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Registrant, on its own behalf or on behalf of any series thereof which is a Borrower, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such a Registrant or Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed, unvacated or unbonded pending appeal within 60 days from the entry thereof; or (iii) there shall be commenced against a Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such a Registrant or Borrower shall take any action in material furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, shall not, or shall be unable to, pay its debts as they become due for ten (10) days after written notice thereof to such Registrant or actual knowledge thereof by such Registrant, or shall admit in writing its inability to pay its debts as they become due; or

(f) Either a Borrower or any Commonly Controlled Entity of such Borrower incurs any liability to any Plan maintained by any of them which could reasonably be expected to have a Material Adverse Effect; or

(g) One or more final judgments or decrees shall be entered against a Borrower, involving in the aggregate a liability (not fully covered by insurance or otherwise paid or discharged) of 5% or more of such Borrower’s net assets, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(h) Unless consented to by all of the Lenders, Columbia Management or a Person directly controlling, controlled by, or under common control with Columbia Management shall no longer act as investment advisor for a Borrower; or

(i) A Registrant’s registration under the 1940 Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted); or

(j) A Registrant, on its own behalf or on behalf of the series thereof which are Borrowers, shall fail to materially comply with its Investment Policies in a manner which could reasonably be expected to have a Material Adverse Effect and such default (or the Material Adverse Effect arising therefrom if any) shall continue unremedied for a period of 3 days; or

(k) A Borrower shall (i) fail to materially comply with the 1940 Act or (ii) default in the observance or performance of Section 6.13.

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) of this Section with respect to such Borrower (or the Registrant acting on behalf of one or more Borrowers), automatically the Commitments available to such Borrower (or all of the Borrowers which are series of such Registrant) shall immediately terminate and the Loans hereunder made to any such Borrower, or Borrowers as the case may be, (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower, or Borrowers, as the case may be, shall immediately become due and payable, and (B) if such event is any other Event of Default with respect to such Borrower, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower declare the Commitments available to such Borrower (or all of the Borrowers which are series of such Registrant if such Event of Default is a Registrant Event of Default (as defined below)) to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans to such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower (or all of the Borrowers which are series of such Registrant if such Event of Default is a Registrant Event of Default) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

(i) a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default with respect to any other Borrower;

(ii) except as set forth in clause (iii) below, a Default or Event of Default with respect to a Registrant acting on behalf of one or more Borrowers that is a series of such Registrant shall constitute a Default or Event of Default, as the case may be, only with respect to the Borrower(s) implicated in, or affected by, the act or omission causing such Default or Event of Default;

(iii) a Registrant Default or a Registrant Event of Default (each as defined below) with respect to a Registrant acting on behalf of one or more Borrowers that is a series thereof shall constitute a Default or Event of Default, as the case may be, with respect to any Borrower that is a series thereof to the extent that such Registrant Default or Registrant Event of Default is, in the reasonable discretion of the Administrative Agent or the Required Lenders, expected to have a Material Adverse Effect on such Borrower’s ability to perform its obligations under this Agreement and the other Loan Documents; and

(iv) an Event of Default of the type described in paragraph (h) of this Section 7 shall constitute an Event of Default with respect to all Borrowers for which Columbia Management no longer acts as investment manager.

“Registrant Event of Default” shall mean an Event of Default with respect to a Registrant (A) of any of the types described in paragraphs (e) or (i) of this Section 7, or (B) arising from such Registrant’s failure to comply with the covenants set forth in Section 5.3, 5.4, 5.5 or 6.5. “Registrant Default” shall mean any of the events giving rise to a Registrant Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on such Lender’s behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence, willful misfeasance, bad faith or misconduct of any agents or attorneys in-fact selected by it with due care.

8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Registrant or any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower or any Registrant to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or (except as expressly required by Section 5.6) to inspect the properties, books or records of any Registrant or any Borrower.

8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Registrant or a Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (other than any liability or expense which results from the Administrative Agent’s gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and each Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all of the Lenders, as applicable; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Registrant or Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or furnished hereunder to the Administrative Agent with copies or counterparts for the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Registrant or any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive termination this Agreement and repayment of the Loans and all other amounts payable hereunder.

8.8 Administrative Agent in Its Individual Capacity. The Persons serving as the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Person serving as the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Person serving as the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Person serving as Administrative Agent in its individual capacity.

8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 Business Days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders whereupon, if such Lender accepts such appointment, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10 Duties of Syndication Agents. No Syndication Agent, in its capacity as such, shall have any duty, obligation or responsibility hereunder.

SECTION 9. MISCELLANEOUS

9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with each Registrant, on behalf of the series thereof which are Borrowers, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection (or any other provision of this Agreement which expressly provides that the consent of all the Lenders is required to take any action) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower or any Registrant of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, waive or modify the first three sentences of Section 2.9(a) or any other provision affecting the ratable treatment of the Borrowers, in each case without the written consent of all the Lenders, or (iv) amend, waive or modify the requirement contained in the first sentence of Section 2.16(a) that consent of all the Lenders is required to approve the addition of Borrowers to this Agreement, in each case without the written consent of all the Lenders, or (v) amend, waive or modify Section 2.6(b) without the written consent of all the Lenders, or (vi) amend, waive or modify Section 6.1 without the written consent of all the Lenders, (vii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, or (viii) amend, waive or modify Section 4 without the written consent of all the Lenders, or (ix) amend, waive or modify Section 2.10 without the written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall be effective (A) only for such Borrower(s) on whose behalf a Fund executed such document(s) and (B) in the specific instance and for the specific purpose for which given.

9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (which writing may be in the form of a facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of any Registrant, any Borrower and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrowers and Registrants:

COLUMBIA MANAGEMENT INVESTMENT

ADVISERS, LLC

225 Franklin Street

Boston, MA 02110

Attention: Mr. Michael G. Clarke

COLUMBIA WANGER ASSET MANAGEMENT, LLC

227 West Monroe, Suite 3000

Chicago, IL 60606, USA

Attention: Mr. John Kunka

with a copy to:	COLUMBIA FUNDS 5228 Ameriprise Financial Center Minneapolis, MN 55474 Attention: GCO – Asset Management Legal

The Administrative Agent:	JPMorgan Chase Bank, N.A. Floor 03, Ops 2 500 Stanton Christiana Road Newark, Delaware 19713 Attn: Brittany Duffy Phone: (302) 634-8814 Fax: (302) 634-4733 Email: Brittany.duffy@jpmorgan.com

With a copy to:	Pryor Cashman LLP 7 Times Square New York, NY 10036 Attn: Larry Remmel, Esq. Facsimile: (212) 326-0806

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, or 2.8 shall not be effective until received.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5 Payment of Expenses and Taxes; Indemnification. (a) Each Borrower agrees severally (subject to Section 9.5(b)) (i) to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (ii) to reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (iii) to indemnify and hold harmless each Lender and the Administrative Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents with respect to such Borrower, and (iv) to indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, directors, officers, agents and employees (collectively with the Administrative Agent and the Lenders, the “Indemnified Parties”)) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with (A) the execution, delivery, enforcement, performance and administration of this Agreement, (B) the actual or proposed use of proceeds, (C) the other Loan Documents and any such other documents, (D) the failure of such Borrower to comply with rules, regulations and laws regarding the business of mutual funds, (E) such Borrower’s false or incorrect representations or warranties or other information provided in connection with this Agreement, (F) the failure of such Borrower to comply with covenants contained herein or in any Note in a timely manner or (G) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”); provided, that such Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities to the extent arising (I) with respect to any Indemnified Party, from the gross negligence or willful misconduct of such Indemnified Party, or such Indemnified Party’s failure to comply with any material law or regulation governing the transactions contemplated hereby, or (II) from disputes arising between or among the Indemnified Parties with respect to this Agreement. The agreements in this Section shall survive termination of the Commitments, this Agreement and repayment of the Loans and all amounts payable hereunder.

(b) Notwithstanding any other provision in this Agreement to the contrary, to the extent any obligation to reimburse or indemnify any Indemnified Party that arises pursuant to Section 9.5(a) is not attributable to any particular Borrower, then such reimbursement or indemnification shall be made by each Borrower (ratably, in accordance with its Pro Rata Allocation). To the extent any such obligation to reimburse or indemnify any Indemnified Party is attributable to one or more Borrowers, then such reimbursement or indemnification shall be made by each such Borrower to the extent of its liability therefor.

9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Registrants, the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that, except as may otherwise be provided herein, neither any Registrant nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with Applicable Laws, at any time sell to one or more Eligible Lenders (“Participants”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that (i) such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) of the proviso in Section 9.1 without the consent of the Participant and (ii) the Participant may obtain voting rights limited to changes in respect of the principal amount, interest rates, fees and term of the Loans. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under the Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with Applicable Law, at any time and from time to time assign to any Lender or any Affiliate thereof that is an Eligible Lender or, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) and (so long as no Default or Event of Default shall have occurred and be continuing) the Registrants (not to be unreasonably withheld or delayed, and provided that the Registrants shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within three (3) Business Days), to an additional Eligible Lender (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit 9.6(c), executed by such

Assignee, such assigning Lender and the Administrative Agent (and, provided (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Assignee is not a Lender or an Affiliate of a Lender that is an Eligible Lender, the Registrants) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that assignments to entities other than Lenders or Affiliates thereof must be in amounts of at least $5,000,000 (or, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, all of such lesser amount). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto (except as to Sections 2.10, 2.11 and 9.5 in respect of the period prior to the effective date of such Assignment and Acceptance) and the Commitment of the Assignee shall be in an amount equal to that of such assigning Lender prior to the execution of such Assignment and Acceptance).

(d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and the Administrative Agent) together with payment by the assigning Lender or Assignee to the Administrative Agent of a registration and processing fee of $3,000 (for which no Borrower shall have an obligation to reimburse), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and to each Borrower.

(f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender’s credit evaluation of the Registrants, the Borrowers and their Affiliates prior to becoming a party to this Agreement subject to the obligations in Section 9.10(b).

(g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank, or any other central bank having jurisdiction over such Lender, in accordance with Applicable Law.

9.7 Adjustments; Set-off. (a) Subject to Section 2.2(b), if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further that the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

(b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the defaulting Borrower, Registrant, Columbia Management or any other Person, any such notice being hereby expressly waived, to the extent permitted by Applicable Law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Columbia Management and the Administrative Agent.

9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10 Waiver of Conflicts; Confidentiality. (a) Each Borrower acknowledges that each of the Administrative Agent and each Lender and their respective affiliates (collectively, the “Bank Parties”) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrowers may have conflicting interests regarding the transactions described herein and otherwise. Except as may otherwise be permitted herein, the Bank Parties will not disclose Confidential Information obtained from such Borrowers and their related Registrants by virtue of the transactions contemplated by this Agreement or their other relationships with such Borrowers and their related Registrants in connection with the performance by each of the Bank Parties of services for other companies, and each of the Bank Parties will not disclose any such Confidential Information to such other companies. Such Borrowers also acknowledge that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to any Borrower, confidential information obtained from other companies.

(b) For purposes of this Section, “Confidential Information” shall mean all information received from any of the Registrants, the Borrowers or Columbia Management relating to any of them or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis other than as a result of a breach of this Agreement. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Confidential Information, and shall use such Confidential Information only for the purpose of determining the creditworthiness of a Borrower, in connection with the enforcement of the rights of each Lender under this Agreement and in the administration of the credit facility contemplated by this Agreement, except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors for purposes relating to the transactions contemplated by this Agreement or for conducting legitimate audits (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will be subject to the provisions of this Section 9.10 to the same extent as any Lender), (ii) to the extent requested by any legal or regulatory or self-regulatory authority having or claiming jurisdiction over such Person,

(iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement for purposes relating to the transactions contemplated hereby, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee or Participant or any prospective Assignee or Participant which executes such agreement, or to any actual or prospective party (and its advisor and agents) to any swap, derivative, securitization, credit insurance or other transaction under which payments are to be made by reference to a Borrower and its obligations, the Credit Agreement or payment hereunder, or (vii) with the written consent of the Borrowers. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) Without limiting the foregoing provisions of this Section, in the event that (I) any party to this Agreement (the “Providing Party”) provides to another party to this Agreement (the “Recipient Party”) non-public personal information concerning individual investors in any Fund that such Providing Party is required to keep confidential under applicable provisions of the Customer Confidentiality Laws and (II) such Providing Party properly identifies such information as such to the Recipient Party at the time such information is provided by, among other means of identification, prominently marking such information with the words “NON-PUBLIC INFORMATION SUBJECT TO CUSTOMER CONFIDENTIALITY LAWS AND SECTIONS 9.10(b) and (c) OF THE AMENDED AND RESTATED CREDIT AGREEMENT”, the Recipient Party shall treat such information as required by the applicable provisions of the Customer Confidentiality Laws, it being understood that this sentence does not, and is not intended to, create independent rights, or rights of action or obligations, for any Person not a party to this Agreement and any such action shall constitute an “indemnified liability” under Section 9.5. “Customer Confidentiality Laws” means Title V of Public Law 106-102, known as the “Graham-Leach-Bliley Act”, 15 USC 6801 to 6809, and the rules and regulations adopted thereunder. Nothing in this Section shall require any Borrower, any Registrant or Columbia Management to provide any such non-public personal information concerning individual investors in any Fund to any Person.

9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CHOICE OF LAW RULES.

9.12 Submission To Jurisdiction; Waivers. Each Registrant, on its own behalf and on behalf of the series thereof which are Borrowers, the Administrative Agent and the Lenders hereby irrevocably and unconditionally:

(a) submit for themselves and their respective property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York located in New York County (the borough of Manhattan), the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Registrant or such Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

9.13 Acknowledgments. Each Registrant, on its own behalf and on behalf of the series thereof which are Borrowers, hereby acknowledges that:

(a) it has been advised by general counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Registrant or any such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and such Registrant and each Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Fund, such Borrowers and the Lenders.

9.14 WAIVERS OF JURY TRIAL. EACH REGISTRANT, ON ITS OWN BEHALF AND ON BEHALF OF THE SERIES THEREOF WHICH ARE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15 Non-Recourse. The Administrative Agent and the Lenders hereby agree for the benefit of Columbia Management and its Affiliates, and each and every shareholder, trustee, director and officer of the Registrants and the Borrowers and any successor, assignee, heir, estate, executor, administrator or personal representative of any such shareholder, trustee, director and officer (a “Non-Recourse Person”) that: (a) no Non-Recourse Person shall have any personal liability for any obligation of any Registrant or Borrower under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto (except, in the case of any shareholder, to the extent of his, her or its investment in a Borrower); (b) no claim against any Non-Recourse Person may be made for any obligation of any Registrant or any Borrower under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, expense, or other amounts payable by any Registrant or any Borrower hereunder or thereunder, or otherwise; and (c) the obligations of each Borrower under this Agreement or any other Loan Document or any other instrument or document delivered pursuant hereto or thereto are enforceable solely against such Borrower and its properties and assets.

9.16 Integration. This Agreement and the other Loan Documents represent the entire agreement of each Registrant, on its own behalf and on behalf of the series thereof which are Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.17 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act. The Borrowers will provide such information promptly upon the request of such Lender.

9.18 Net Asset Value. This Facility is not designed or intended to maintain a stable net asset value or share price of any Fund or Borrower, and may not be relied upon or utilized by any Fund or Borrower for such purpose.

9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

9.20 Mauritius Subsidiaries. Notwithstanding anything to the contrary herein, each Mauritius Parent Borrower makes the additional representations and warranties, agrees to the additional covenants and is subject to the additional events of default, in each case, as set forth in Schedule 9.20 hereto.

[The remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Kenise Henry Larmond
Name: Kenise Henry Larmond
Title: Vice President

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

Each of the Registrants listed on Schedule I for which Columbia Management Investment Advisers, LLC acts as investment manager, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title*: Treasurer, Chief Financial Officer and Chief Accounting Officer

*	(The above-signed officer holds this office with each of the Registrants for which Columbia Management Investment Advisers, LLC acts as investment manager)

Each of the Registrants listed on Schedule I for which Columbia Wanger Asset Management, LLC acts as investment manager, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By:	/s/ John Kunka
Name: John Kunka
Title*: Vice President, Treasurer and Principal Accounting and Financial Officer

*	(The above-signed officer holds this office with each of the Registrants for which Columbia Wanger Asset Management, LLC acts as investment manager)

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

CITIBANK, N.A.

By:	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

HSBC BANK USA, N.A.

By:	/s/ Courtney Wright
Name: Courtney Wright
Title: Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, N.A.

By:	/s/ Michelle Dagenhart
Name: Michelle Dagenhart
Title: Director/Portfolio Manager

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christopher Catucci
Name: Christopher Catucci
Title: VP, Securities Industry & Investment Mgt Div.

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By:	/s/ Kenneth P. Sneider, Jr.
Name: Kenneth P. Sneider, Jr.
Title: Managing Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:	/s/ Matthew C. White
Name: Matthew C. White
Title: Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Lauren VonderHeide
Name: Lauren VonderHeide
Title: Vice President

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BNP PARIBAS

By:	/s/ Marguerite L. Lebon
Name: Marguerite L. Lebon
Title: Vice President

By:	/s/ Phil Truesdale
Name: Phil Truesdale
Title: Managing Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

CREDIT SUISSE AG, NY BRANCH

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

DEUTSCHE BANK AG NY BRANCH

By:	/s/ Alice Neumann
Name: Alice Neumann
Title: Managing Director

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Managing Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

UBS AG, STAMFORD BRANCH

By:	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

COLUMBIA FUNDS 2017

AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

GOLDMAN SACHS BANK USA

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

SCHEDULE I

REGISTRANTS & BORROWERS1

Columbia Funds Series Trust II

Multi-Manager Value Strategies Fund (f/k/a Active Portfolios® Multi-Manager Value Fund)

Columbia Absolute Return Currency and Income Fund

Columbia Asia Pacific ex-Japan Fund

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Diversified Equity Income Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia European Equity Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Bond Fund

Columbia Global Equity Value Fund

Columbia Global Infrastructure Fund

Columbia Global Opportunities Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Limited Duration Credit Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Select Global Equity Fund

Columbia Select Large-Cap Value Fund

Columbia Select Smaller-Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Small/Mid Cap Value Fund

Columbia Strategic Municipal Income Fund

Columbia U.S. Government Mortgage Fund

[1]	Registrants, including Registrants that are also Borrowers, are designated in bold type face; each Borrower that is a series is listed below the name of the Registrant that acts on such Borrower’s behalf.

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio – Select International Equity Fund

Columbia Variable Portfolio – Select Large-Cap Value Fund

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – American Century Diversified Bond Fund

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund

Variable Portfolio – CenterSquare Real Estate Fund

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – DFA International Value Fund

Variable Portfolio – Eaton Vance Floating-Rate Income Fund

Variable Portfolio – Partners Core Bond Fund (f/k/a Variable Portfolio – J.P. Morgan Core Bond Fund)

Variable Portfolio – Westfield Mid Cap Growth Fund (f/k/a Variable Portfolio – Jennison Mid Cap Growth Fund)

Variable Portfolio – Loomis Sayles Growth Fund

Variable Portfolio – MFS Blended Research Core Equity Fund

Variable Portfolio – MFS Value Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Morgan Stanley Advantage Fund

Variable Portfolio – T. Rowe Price Large Cap Value Fund

Variable Portfolio – Los Angeles Capital Large Cap Growth Fund (f/k/a Variable Portfolio – Nuveen Winslow Large Cap     Growth Fund)

Variable Portfolio – Oppenheimer International Growth Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Variable Portfolio – Pyramis® International Equity Fund

Variable Portfolio – TCW Core Plus Bond Fund

Variable Portfolio – Victory Sycamore Established Value Fund Variable Portfolio – Wells Fargo Short Duration Government     Fund

Columbia Funds Series Trust

Columbia AMT-Free California Intermediate Muni Bond Fund

Columbia AMT-Free Georgia Intermediate Muni Bond Fund

Columbia AMT-Free Maryland Intermediate Muni Bond Fund

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund

Columbia AMT-Free Virginia Intermediate Muni Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Global Strategic Equity Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Growth Fund III

Columbia Large Cap Index Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Overseas Value Fund

Columbia Select Global Growth Fund

Columbia Select International Equity Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Funds Series Trust I

Multi-Manager Alternative Strategies Fund (f/k/a Active Portfolios® Multi-Manager Alternatives Fund)

Multi-Manager Directional Alternative Strategies Fund (f/k/a Active Portfolios® Multi-Manager Directional Alternatives Fund)

Multi-Manager Growth Strategies Fund (f/k/a Active Portfolios® Multi-Manager Growth Fund)

Multi-Manager Small Cap Equity Strategies Fund (f/k/a Active Portfolios® Multi-Manager Small Cap Equity Fund)

Multi-Manager Total Return Bond Strategies Fund (f/k/a Active Portfolios® Multi-Manager Total Return Bond Fund)

CMG Ultra Short Term Bond Fund

Columbia Adaptive Risk Allocation Fund

Columbia Alternative Beta Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Disciplined Small Core Fund

Columbia Diversified Absolute Return Fund

Columbia Diversified Real Return Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund

Columbia Global Energy and Natural Resources Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia New York Tax-Exempt Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Managed Volatility Conservative Fund

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund

Columbia Variable Portfolio – Managed Volatility Growth Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund

Columbia Variable Portfolio – U.S. Flexible Growth Fund

Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund

Variable Portfolio – AQR Managed Futures Strategy Fund

Variable Portfolio – Lazard International Equity Advantage Fund

Columbia Variable Portfolio – Managed Risk Fund

Columbia Variable Portfolio – Managed Risk U.S. Fund

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF

Columbia Sustainable Global Equity Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

Columbia ETF Trust II

Columbia Beyond BRICs ETF

Columbia EM Core ex-China ETF

Columbia EM Quality Dividend ETF

Columbia Emerging Markets Consumer ETF

Columbia India Consumer ETF

Columbia India Infrastructure ETF

Columbia India Small Cap ETF

Columbia Acorn Trust

Columbia Acorn Fund

Columbia Acorn International

Columbia Acorn USA

Columbia Acorn International Select

Columbia Acorn Select

Columbia Thermostat Fund

Columbia Acorn European Fund

Columbia Acorn Emerging Markets Fund

Wanger Advisors Trust

Wanger USA

Wanger International

Wanger Select

SCHEDULE Ia

DESIGNATED BORROWERS,

DESIGNATED PERCENTAGES

AND PRO RATA ALLOCATIONS

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Funds Series Trust II

Multi-Manager Value Strategies Fund (f/k/a Active Portfolios® Multi-Manager Value Fund)	No	n.a.

Columbia Absolute Return Currency and Income Fund	Yes	500%

Columbia Asia Pacific ex-Japan Fund	No	n.a.

Columbia Capital Allocation Aggressive Portfolio	No	n.a.

Columbia Capital Allocation Conservative Portfolio	No	n.a.

Columbia Capital Allocation Moderate Portfolio	No	n.a.

Columbia Commodity Strategy Fund	No	n.a.

Columbia Disciplined Core Fund	No	n.a.

Columbia Disciplined Growth Fund	No	n.a.

Columbia Disciplined Value Fund	No	n.a.

Columbia Diversified Equity Income Fund	No	n.a.

Columbia Dividend Opportunity Fund	No	n.a.

Columbia Emerging Markets Bond Fund	No	n.a.

Columbia European Equity Fund	No	n.a.

Columbia Flexible Capital Income Fund	No	n.a.

Columbia Floating Rate Fund	No	n.a.

Columbia Global Bond Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Global Equity Value Fund	No	n.a.

Columbia Global Infrastructure Fund	No	n.a.

Columbia Global Opportunities Fund	No	n.a.

Columbia Government Money Market Fund	No	n.a.

Columbia High Yield Bond Fund	No	n.a.

Columbia Income Builder Fund	No	n.a.

Columbia Income Opportunities Fund	No	n.a.

Columbia Inflation Protected Securities Fund	No	n.a.

Columbia Limited Duration Credit Fund	No	n.a.

Columbia Minnesota Tax-Exempt Fund	No	n.a.

Columbia Mortgage Opportunities Fund	Yes	500%

Columbia Select Global Equity Fund	No	n.a.

Columbia Select Large-Cap Value Fund	No	n.a.

Columbia Select Smaller-Cap Value Fund	No	n.a.

Columbia Seligman Communications and Information Fund	No	n.a.

Columbia Seligman Global Technology Fund	No	n.a.

Columbia Short-Term Cash Fund	No	n.a.

Columbia Small/Mid Cap Value Fund	No	n.a.

Columbia Strategic Municipal Income Fund	No	n.a.

Columbia U.S. Government Mortgage Fund	No	n.a.

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund	No	n.a.

Columbia Variable Portfolio – Commodity Strategy Fund	Yes	500%

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Variable Portfolio – Core Equity Fund	No	n.a.

Columbia Variable Portfolio – Disciplined Core Fund	No	n.a.

Columbia Variable Portfolio – Dividend Opportunity Fund	No	n.a.

Columbia Variable Portfolio – Emerging Markets Bond Fund	No	n.a.

Columbia Variable Portfolio – Emerging Markets Fund	No	n.a.

Columbia Variable Portfolio – Global Bond Fund	No	n.a.

Columbia Variable Portfolio – Government Money Market Fund	No	n.a.

Columbia Variable Portfolio – High Yield Bond Fund	No	n.a.

Columbia Variable Portfolio – Income Opportunities Fund	No	n.a.

Columbia Variable Portfolio – Intermediate Bond Fund	No	n.a.

Columbia Variable Portfolio – Large Cap Growth Fund	No	n.a.

Columbia Variable Portfolio – Large Cap Index Fund	No	n.a.

Columbia Variable Portfolio – Limited Duration Credit Fund	No	n.a.

Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund	Yes	500%

Columbia Variable Portfolio – Mid Cap Growth Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Variable Portfolio – Mid Cap Value fund	No	n.a.

Columbia Variable Portfolio – Select International Equity Fund	No	n.a.

Columbia Variable Portfolio – Select Large-Cap Value Fund	No	n.a.

Columbia Variable Portfolio – Select Smaller-Cap Value Fund	No	n.a.

Columbia Variable Portfolio – Seligman Global Technology Fund	No	n.a.

Columbia Variable Portfolio – U. S. Equities Fund	No	n.a.

Columbia Variable Portfolio – U.S. Government Mortgage Fund	No	n.a.

Variable Portfolio – Aggressive Portfolio	No	n.a.

Variable Portfolio – American Century Diversified Bond Fund	No	n.a.

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund	No	n.a.

Variable Portfolio – CenterSquare Real Estate Fund	No	n.a.

Variable Portfolio – Columbia Wanger International Equities Fund	No	n.a.

Variable Portfolio – Conservative Portfolio	No	n.a.

Variable Portfolio – DFA international Value Fund	No	n.a.

Variable Portfolio – Eaton Vance Floating-Rate Income Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Variable Portfolio – Partner Core Bond Fund (f/k/a Variable Portfolio – J.P. Morgan Core Bond Fund)	No	n.a.

Variable Portfolio – Westfield Mid Cap Growth Fund (f/k/a Variable Portfolio – Jennison Mid Cap Growth Fund)	No	n.a.

Variable Portfolio – Loomis Sayles Growth Fund	No	n.a.

Variable Portfolio – MFS Blended Research Core Equity Fund	No	n.a.

Variable Portfolio – MFS Value Fund	No	n.a.

Variable Portfolio – Moderate Portfolio	No	n.a.

Variable Portfolio – Moderately Aggressive Portfolio	No	n.a.

Variable Portfolio – Moderately Conservative Portfolio	No	n.a.

Variable Portfolio – Morgan Stanley Advantage Fund	No	n.a.

Variable Portfolio – T. Rowe Price Large Cap Value Fund	No	n.a.

Variable Portfolio – Los Angeles Capital Large Cap Growth Fund (f/k/a Variable Portfolio – Nuveen Winslow Large Cap Growth Fund)	No	n.a.

Variable Portfolio – Oppenheimer International Growth Fund	No	n.a.

Variable Portfolio – Partners Small Cap Growth Fund	No	n.a.

Variable Portfolio – Partners Small Cap Value Fund	No	n.a.

Variable Portfolio – Pyramis® International Equity Fund	No	n.a.

Variable Portfolio – TCW Core Plus Bond Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Variable Portfolio – Victory Sycamore Established Value Fund	No	n.a.

Variable Portfolio – Wells Fargo Short Duration Government Fund	No	n.a.

Columbia Funds Series Trust

Columbia AMT-Free California Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free Georgia Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free Maryland Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free Virginia Intermediate Muni Bond Fund	No	n.a.

Columbia Capital Allocation Moderate Aggressive Portfolio	No	n.a.

Columbia Capital Allocation Moderate Conservative Portfolio	No	n.a.

Columbia Convertible Securities Fund	No	n.a.

Columbia Global Strategic Equity Fund	No	n.a.

Columbia Large Cap Enhanced Core Fund	No	n.a.

Columbia Large Cap Growth Fund III	No	n.a.

Columbia Large Cap Index Fund	No	n.a.

Columbia Mid Cap Index Fund	No	n.a.

Columbia Mid Cap Value Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Overseas Value Fund	No	n.a.

Columbia Select Global Growth Fund	No	n.a.

Columbia Select International Equity Fund	No	n.a.

Columbia Select Large Cap Equity Fund	No	n.a.

Columbia Short Term Bond Fund	No	n.a.

Columbia Short Term Municipal Bond Fund	No	n.a.

Columbia Small Cap Index Fund	No	n.a.

Columbia Small Cap Value Fund II	No	n.a.

Columbia Funds Series Trust I

Multi-Manager Alternative Strategies Fund (f/k/a Active Portfolios® Multi-Manager Alternatives Fund)	Yes	1,000%

Multi-Manager Directional Alternative Strategies (f/k/a Active Portfolios® Multi-Manager Directional Alternatives Fund)	Yes	1,000%

Multi-Manager Growth Strategies Fund (f/k/a Active Portfolios® Multi-Manager Growth Fund)	No	n.a.

Multi-Manager Small Cap Equity Strategies Fund (f/k/a Active Portfolios® Multi-Manager Small Cap Equity Fund)	No	n.a.

Multi-Manager Total Return Bond Strategies Fund (f/k/a Active Portfolios® Multi-Manager Total Return Bond Fund)	No	n.a.

CMG Ultra Short Term Bond Fund	No	n.a.

Columbia Adaptive Risk Allocation Fund	No	n.a.

Columbia Alternative Beta Fund	Yes	400%

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia AMT-Free Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free New York Intermediate Muni Bond Fund	No	n.a.

Columbia AMT-Free Oregon Intermediate Muni Bond Fund	No	n.a.

Columbia Balanced Fund	No	n.a.

Columbia Bond Fund	No	n.a.

Columbia California Tax-Exempt Fund	No	n.a.

Columbia Contrarian Core Fund	No	n.a.

Columbia Corporate Income Fund	No	n.a.

Columbia Disciplined Small Core Fund	No	n.a.

Columbia Diversified Absolute Return Fund	Yes	400%

Columbia Diversified Real Return Fund	No	n.a.

Columbia Dividend Income Fund	No	n.a.

Columbia Emerging Markets Fund	No	n.a.

Columbia Global Dividend Opportunity Fund	No	n.a.

Columbia Global Energy and Natural Resources Fund	No	n.a.

Columbia Global Technology Growth Fund	No	n.a.

Columbia Greater China Fund	No	n.a.

Columbia High Yield Municipal Fund	No	n.a.

Columbia Large Cap Growth Fund	No	n.a.

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Mid Cap Growth Fund	No	n.a.

Columbia Multi-Asset Income Fund	No	n.a.

Columbia New York Tax-Exempt Fund	No	n.a.

Columbia Pacific/Asia Fund	No	n.a.

Columbia Real Estate Equity Fund	No	n.a.

Columbia Select Large Cap Growth Fund	No	n.a.

Columbia Small Cap Growth Fund I	No	n.a.

Columbia Small Cap Value Fund I	No	n.a.

Columbia Strategic Income Fund	No	n.a.

Columbia Tax-Exempt Fund	No	n.a.

Columbia Total Return Bond Fund	No	n.a.

Columbia U.S. Social Bond Fund	No	n.a.

Columbia U.S. Treasury Index Fund	No	n.a.

Columbia Adaptive Retirement 2020 Fund	Yes	500%

Columbia Adaptive Retirement 2030 Fund	Yes	500%

Columbia Adaptive Retirement 2040 Fund	Yes	500%

Columbia Adaptive Retirement 2050 Fund	Yes	500%

Columbia Adaptive Retirement 2060 Fund	Yes	500%

Columbia Solutions Aggressive Portfolio	Yes	500%

Columbia Solutions Conservative Portfolio	Yes	500%

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund	No	n.a.

Columbia Variable Portfolio – Contrarian Core Fund	No	n.a.

Columbia Variable Portfolio – Diversified Absolute Return Fund	Yes	500%

Columbia Variable Portfolio – Long Government/Credit Bond Fund	No	n.a.

Columbia Variable Portfolio – Managed Volatility Conservative Fund	Yes	500%

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund	Yes	500%

Columbia Variable Portfolio – Managed Volatility Growth Fund	Yes	500%

Columbia Variable Portfolio – Small Cap Value Fund	No	n.a.

Columbia Variable Portfolio – Small Company Growth Fund	No	n.a.

Columbia Variable Portfolio – Strategic Income Fund	No	n.a.

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund	Yes	500%

Columbia Variable Portfolio – U.S. Flexible Growth Fund	Yes	500%

Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund	Yes	500%

Variable Portfolio – AQR Managed Futures Strategy Fund	Yes	1,000%

Variable Portfolio – Lazard International Equity Advantage Fund	No	n.a.

Columbia Variable Portfolio – Managed Risk Fund	Yes	500%

Columbia Variable Portfolio – Managed Risk U.S. Fund	Yes	500%

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF	No	n.a.

Columbia Sustainable Global Equity Income ETF	No	n.a.

Columbia Sustainable International Equity Income ETF	No	n.a.

Columbia Sustainable U.S. Equity Income ETF	No	n.a.

Columbia ETF Trust II

Columbia Beyond BRICs ETF	No	n.a.

Columbia EM Core ex-China ETF	No	n.a.

Columbia EM Quality Dividend ETF	No	n.a.

Columbia Emerging Markets Consumer ETF	Yes	400%

Columbia India Consumer ETF	Yes	400%

Columbia India Infrastructure ETF	Yes	400%

Columbia India Small Cap ETF	Yes	400%

Columbia Acorn Trust

Columbia Acorn Fund	No	n.a.

Columbia Acorn International	No	n.a.

Columbia Acorn USA	No	n.a.

Columbia Acorn International Select	No	n.a.

Columbia Acorn Select	No	n.a.

Columbia Thermostat Fund	Yes	1,000%

Borrower	Designated Borrower	Designated Percentage	Pro Rata Allocation %

Columbia Acorn European Fund	No	n.a.

Columbia Acorn Emerging Markets Fund	No	n.a.

Wanger Advisors Trust

Wanger USA	No	n.a.

Wanger International	No	n.a.

Wanger Select	No	n.a.

SCHEDULE II

COMMITMENTS

Name of Lender	Amount of Commitment	Amount of Swing Line Commitment
JPMORGAN CHASE BANK, N.A.	$125,000,000	$66,666,668.00
CITIBANK, N.A.	$125,000,000	$66,666,666.00
HSBC BANK USA, N.A.	$125,000,000	$66,666,666.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	$115,000,000	$0
U.S. BANK, NATIONAL ASSOCIATION	$65,000,000	$0
THE BANK OF NEW YORK MELLON	$65,000,000	$0
BANK OF AMERICA, N.A.	$65,000,000	$0
BANK OF MONTREAL, CHICAGO BRANCH	$65,000,000	$0
BNP PARIBAS	$45,000,000	$0
CREDIT SUISSE AG, NEW YORK BRANCH	$45,000,000	$0
DEUTSCHE BANK AG NEW YORK BRANCH	$45,000,000	$0
MORGAN STANLEY BANK, N.A.	$45,000,000	$0
GOLDMAN SACHS BANK USA	$45,000,000	$0
UBS AG, STAMFORD BRANCH	$25,000,000	$0

Total:	$1,000,000,000	$200,000,000

II-1

SCHEDULE III

LIST OF INVESTMENT MANAGEMENT AGREEMENTS

Amended and Restated Management Agreement dated as of October 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust on behalf of their underlying series listed in Schedule A thereto

Amended and Restated Management Agreement dated as of April 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust on behalf of their underlying series listed in Schedule A thereto

Amended and Restated Management Agreement dated as of April 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust II, Columbia Funds Variable Series Trust II, and Columbia Funds Series Trust on behalf of their underlying series listed in Schedule A thereto

Investment Management Services Agreement as of April 19, 2016, between Columbia Management Investment Advisers, LLC and Columbia ETF Trust I on behalf of their underlying series listed in Schedule A thereto

Investment Management Services Agreement as of September 1, 2016, between Columbia Management Investment Advisers, LLC and Columbia ETF Trust II on behalf of their underlying series listed in Schedule A thereto

Investment Advisory Agreement between Columbia Acorn Trust and Columbia Wanger Asset Management, LLC, dated May 27, 2010, Schedules I and II last amended June 8, 2011

Investment Advisory Agreement between Wanger Advisors Trust and Columbia Wanger Asset Management, LLC, dated May 27, 2010

IV-1

SCHEDULE IV

LIST OF CUSTODY AGREEMENTS

Second Amended and Restated Master Global Custody Agreement, dated as of March 7, 2011, between JPMorgan Chase Bank, N.A. and the Columbia Funds.

Custody Agreement among JPMorgan Chase Bank, N.A., Columbia Acorn Trust and Wanger Advisors Trust dated December 15, 2010, effective July 22, 2011, with Addendums dated July 14, 2011.

Custody Agreement, dated as of March 20, 2009, between The Bank of New York Mellon and the underlying funds of Columbia ETF Trust (f/k/a Grail Advisors ETF Trust), with Amendment and Joinder dated September 20, 2017 (adding the underlying funds of ETF Trust I).

Custody Agreement, dated as of March 18, 2009, between the Bank of New York Mellon and the underlying funds of Columbia ETF Trust II (f/k/a EGA Emerging Global Shares Trust), with addendum dated April 16, 2014.

Master Foreign Custody Master Agreement, dated as of November 6, 2015, between the Bank of New York Mellon and the underlying funds of Columbia ETF Trust II (f/k/a EGA Emerging Global Shares Trust).

I-2

SCHEDULE V

LIST OF PRIME BROKER AGREEMENTS1

New Account Agreement and Application for Entities, dated as of April 23, 2012, between Active Portfolios Multi-Manager Alternative Strategies Fund and Goldman, Sachs & Co. and certain of its affiliates.

Institutional Account Agreement, dated as of April 18, 2012, between Active Portfolios Multi-Manager Alternative Strategies Fund, a series of Columbia Funds Series Trust I and J.P. Morgan Clearing Corp., J.P. Morgan Securities LLC and certain of their affiliates.

Institutional Account Agreement, dated as of April 18, 2012, between Columbia Variable Portfolio – Multi-Strategy Alternatives Fund, a series of Columbia Funds Variable Insurance Trust and J.P. Morgan Clearing Corp., J.P. Morgan Securities LLC and certain of their affiliates.

Institutional Account Agreement, dated as of March 25, 2011, between Columbia Absolute Return Multi-Strategy Fund, a series of Columbia Funds Series Trust II and J.P. Morgan Clearing Corp., J.P. Morgan Securities LLC and certain of their affiliates.

Institutional Account Agreement, dated as of March 25, 2011, between Columbia Absolute Return Enhanced Multi-Strategy Fund, a series of Columbia Funds Series Trust II and J.P. Morgan Clearing Corp., J.P. Morgan Securities LLC and certain of their affiliates.

[1]	To be updated for new agreement

V-1

SCHEDULE 9.20

REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

APPLICABLE TO BORROWERS WITH MAURITIUS SUBSIDIARIES

1. In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder, in addition to the representations and warranties set forth in Section 3, each Mauritius Parent Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a) Existence. Such Mauritius Parent Borrower’s Mauritius Designated Subsidiary is duly organized, validly existing and in good standing under the laws of the Republic of Mauritius. Such Mauritius Designated Subsidiary is duly qualified to do business and in good standing in each other jurisdiction in which such qualification is required by applicable law, except to the extent the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Mauritius Parent Borrower.

(b) Ownership. Such Mauritius Parent Borrower has no Subsidiaries or any equity investment or interest in any other Person other than (i) portfolio securities that have been acquired in the ordinary course of business, and (ii) its Mauritius Designated Subsidiary(ies). Such Mauritius Parent Borrower holds all of the issued and outstanding shares of stock of its Mauritius Designated Subsidiary(ies) and such shares are not subject to any Lien, pledge or other encumbrance except as may be permitted by Section 6.3.2

2. Until the expiration or termination of the Commitments and until all obligations of the Borrowers under the Loan Documents have been paid or performed in full, in addition to the covenants set forth in Sections 5 and 6, each Mauritius Parent Borrower shall perform the following obligations:

(a) [Reserved].

(b) Existence. Such Mauritius Parent Borrower shall (i) maintain and preserve its Mauritius Designated Subsidiary’s existence and good standing in the Republic of Mauritius and, except to the extent the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Mauritius Parent Borrower, its qualification to do business and good standing in each other jurisdiction in which such qualification is required by applicable law, and (ii) maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority of such Mauritius Designated Subsidiary to the extent material and necessary for the conduct of such Mauritius Designated Subsidiary’s business in the ordinary course, unless the failure to so maintain and preserve could not reasonably be expected to have a Material Adverse Effect on such Mauritius Parent Borrower. Notwithstanding the foregoing provisions of this Schedule 9.20 and Section 6.5 of the Agreement, a Mauritius Designated Subsidiary shall, without the consent of the Lenders, be permitted to liquidate, wind up or dissolve;

[2]	N.B. this rep duped from Section 3.14.

I-2

provided that (i) the net asset value of such Mauritius Designated Subsidiary does not exceed 1% of the total net asset value of the relevant Mauritius Parent Borrower, and (ii) the Mauritius Parent Borrower parent to such Mauritius Designated Subsidiary shall deliver to the Administrative Agent notice of such dissolution promptly following the effectiveness thereof.

(c) Asset Coverage Ratio. Such Borrower shall at all times maintain an Asset Coverage Ratio of its Designated Borrower Asset Coverage Ratio Percentage or such other more restrictive ratio as may be set forth in the most recent Prospectus or most recent SAI (if applicable) to such Mauritius Parent Borrower.

(d) Compliance With Laws. Such Mauritius Parent Borrower will cause its Mauritius Designated Subsidiary to comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities and the exchange on which its shares are traded, if any, except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) exemptive relief has been obtained therefrom and remains in effect or (c) the violation thereof could not reasonably be expected to have a Material Adverse Effect on such Mauritius Designated Subsidiary or such Mauritius Parent Borrower. Such Mauritius Parent Borrower will cause its Mauritius Designated Subsidiary to file or cause to be filed all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Mauritius Designated Subsidiary and as to which such Mauritius Designated Subsidiary has established appropriate reserves on its books and records or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Mauritius Parent Borrower).

(e) Ownership. Such Mauritius Parent Borrower will own one hundred percent (100%) of the Equity Interests of its Mauritius Designated Subsidiary. For purposes of this clause (e), “Equity Interests” shall mean all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Mauritius Designated Subsidiary, whether voting or nonvoting, including, without limitation, common stock, preferred stock, convertible securities or any other equity security in such Mauritius Designated Subsidiary.

(f) Distributions from Subsidiary. Such Mauritius Parent Borrower will not cause or permit its Mauritius Designated Subsidiary’s organizational documents or any instrument, agreement or document executed by or on behalf of its Mauritius Designated Subsidiary or such Mauritius Parent Borrower, or by which such Mauritius Designated Subsidiary or such Mauritius Parent Borrower is bound, to contain any restriction on such Mauritius Designated Subsidiary’s right or ability to make dividends, distributions or loans of any kind, or otherwise to transfer any assets or funds from such Subsidiary, to such Mauritius Parent Borrower, other than, in the case of any organizational documents, restrictions required by applicable law.

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(g) Limitation on Indebtedness. At any time during which such Mauritius Parent Borrower has any Loan outstanding, such Mauritius Parent Borrower will not cause or permit its Mauritius Designated Subsidiary to create, incur, assume or suffer to exist any Indebtedness constituting Senior Securities in an amount exceeding 10% of such Mauritius Designated Subsidiary’s net asset value.

3. In addition to the Events of Default set forth in Section 7 each of the following shall constitute an Event of Default with respect to each Mauritius Parent Borrower:

(a) Such Mauritius Parent Borrower shall default in the performance of its agreements under (i) Section 2(e) or 2(g) of this Schedule 9.20, (ii) Section 2(c) of this Schedule 9.20, and, in the case of Section 2(c), such default is not cured within three (3) Business Days or (iii) Section 2(b)(i) of this Schedule 9.20, and, in the case of Section 2(b)(i), such default is not cured within five (5) Business Days.

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EXHIBIT 2.5(e)

FORM OF NOTE

$	New York, New York , 20

FOR VALUE RECEIVED, [Registrant], on behalf of [Borrower] (the “Borrower”), hereby unconditionally promises to pay to the order of                                                  , at the office of JPMORGAN CHASE BANK, N.A. as administrative agent for the Lenders (the “Lenders”) under the Credit Agreement, as hereinafter defined (in such capacity, the “Administrative Agent”), in lawful money of the United States of America and in immediately available funds, on each Maturity Date the principal amount of (a)                     DOLLARS ($                        ), or, if less (b) the aggregate unpaid principal amount of all Loans made by the holder of this Note to the Borrower pursuant to Sections 2.1, 2.14 and 2.15 of the Credit Agreement, as hereinafter defined.

The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the Closing Date at the applicable rates per annum set forth in Section 2.7 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in Section 2.7(b) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; provided that interest accruing on any overdue amount shall be payable on demand.

The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof the date and amount of each Loan made to the Borrower pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of December 5, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Registrants identified therein on behalf of the Borrowers, the Lenders, the syndication agents party thereto and the Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

[NAME OF REGISTRANT]

By:
Name: Title:

Schedule A to Note

LOANS AND REPAYMENTS OF LOANS

DATE	AMOUNT OF LOANS	AMOUNT OF PRINCIPAL OF LOANS REPAID	UNPAID PRINCIPAL BALANCE OF LOANS	NOTATION MADE BY

EXHIBIT 2.16(a)

FORM OF DESIGNATION OF NEW BORROWERS

_________ __, [                ]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Each of the Lenders under the

Credit Agreement identified below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 5, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among (i) certain registered investment companies (each, a “Registrant”, and collectively, the “Registrants”), each of which on behalf of certain of its respective series set forth beneath such Registrant’s name on Schedule [    ] thereto (each of which series is, individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the several banks and other financial institutions from time to time parties thereto (the “Lenders”), (iii) each of Bank of America, N.A., Wachovia Bank, National Association, U.S. Bank National Association and The Bank of New York as a Syndication Agent (collectively, the “Syndication Agent”) and (iv) JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and as documentation agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The undersigned Registrant or new registered investment company (each, a “Requesting Registrant”), on behalf of the series set forth beneath its name (each such series a “New Borrower”), hereby requests that each New Borrower be admitted as an additional Borrower under the Agreement.

The Requesting Registrant and each New Borrower hereby represent and warrant to the Administrative Agent and each Lender that as of [                ] and after giving effect to the admission of each New Borrower as an additional Borrower under the Agreement: (i) the representations and warranties set forth in Section 3 of the Agreement are true and correct with respect to it; (ii) it is in compliance in all material respects with all the terms and provisions set forth in the Agreement; (iii) no Default or Event of Default with respect to it has occurred and is continuing.

Each New Borrower agrees to be bound by the terms and conditions of the Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

Please indicate your assent to the admission of each New Borrower as an additional Borrower under the Agreement by executing the [                ] dated as of the date hereof.

[SIGNATORIES]

EXHIBIT 9.6 (c)

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Credit Agreement, dated as of December 5, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) certain registered investment companies (each, a “Registrant”, and collectively, the “Registrants”), each of which on behalf of certain of its respective series set forth beneath such Registrant’s name on Schedule [    ] thereto (each of which series, is, individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the several banks and other financial institutions from time to time parties thereto (the “Lenders”), (iii) each of Bank of America, N.A., Wachovia Bank, National Association, U.S. Bank National Association and The Bank of New York as a Syndication Agent (collectively, the “Syndication Agent”) and (iv) JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and as documentation agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                      (the “Assignor”) and                                               (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to or in any connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other obligor or the performance or observance by any Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Interest, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.11(b) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be _________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except under Sections 2.10, 2.11 and 9.5 of the Credit Agreement in respect of the period prior to the Effective Date) be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the substantive laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:
Name: Title:		Name: Title:

Accepted and Consented To:

JPMORGAN CHASE BANK, N.A. as a Lender and as Administrative Agent

By:
Name: Title:

If Required by Credit Agreement: [REGISTRANT], on behalf of itself and the Borrowers

By:
Name: Title:

SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

RELATING TO THE AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 5, 2017

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Commitment Percentage Assigned[1]
$	$

[1]	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.